INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT (the “Agreement”) is dated as of July 12, 2005, by and between CORNELL CAPITAL PARTNERS, LP, a Delaware limited partnership (the “Buyer”) and TORRENT ENERGY CORP., a corporation organized and existing under the laws of the state of Colorado (the “Company”).

Recitals:

WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon an exemption from securities registration pursuant to Section 4(2) or Rule 506 of Regulation D (“Regulation D”) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”);

WHEREAS, the Company has authorized the designation of that certain series C convertible preferred stock, par value $0.01 per share (the "Series C Preferred Shares"), which shall be convertible into shares of the Company’s Common Stock, par value $.001 per share (the "Common Stock"), in accordance with the terms of the Company’s Certificate of Designations, Preferences, and Rights of the Series C Preferred Shares attached hereto as Exhibit A (the "Certificate of Designations");

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Buyer, as provided herein, and the Buyer shall purchase up to Twelve Thousand Five Hundred (12,500) shares of Series C Preferred Shares which shall be convertible into shares of the Company’s Common Stock (as converted, the “Conversion Shares”) for a purchase price of One Thousand Dollars ($1,000) per share, of which the purchase of Six Thousand (6,000) shares of Series C Preferred Shares for a purchase price of Six Million Dollars ($6,000,000) shall close within two (2) business days following the date hereof (the “First Closing”), the purchase of Three Thousand Five Hundred (3,500) shares of Series C Preferred Shares for a purchase price of Three Million Five Hundred Thousand Dollars ($3,500,000) shall close (2) business days prior to the date the registration statement (the “Registration Statement”) is filed, pursuant to the Investor Registration Rights Agreement (as defined below), with the United States Securities and Exchange Commission (the “SEC”) (the “Second Closing”), and the purchase of Three Thousand (3,000) shares of Series C Preferred Shares for a purchase price of Three Million Dollars ($3,000,000) shall close on the fifth (5th) business day following the date the Registration Statement is declared effective by the SEC (the “Third Closing”) (individually referred to as a “Closing” collectively referred to as the “Closings”) for a total of Twelve Thousand Five Hundred (12,500) shares of Series C Preferred Shares for an aggregate purchase price of Twelve Million Five Hundred Thousand Dollars ($12,500,000), (the “Purchase Price”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit B (the “Investor Registration Rights Agreement”) pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated there under, and applicable state securities laws;

WHEREAS, the aggregate proceeds of the sale of the Series C Preferred Shares contemplated hereby shall be held in escrow pursuant to the terms of an Escrow Agreement substantially in the form attached hereto as Exhibit C (the “Escrow Agreement”); and

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering Irrevocable Transfer Agent Instructions substantially in the form attached hereto as Exhibit D (the “Irrevocable Transfer Agent Instructions”).

NOW, THEREFORE, in consideration of the mutual premises herein set forth and certain other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	ISSUANCE OF SHARES AND RELATED TRANSACTIONS.
1.

Purchase Price. The Purchase Price for the Series C Preferred Shares shall be paid to the Company in immediately available funds on each Closing Date (as set forth in Section 1.2 hereof. The Purchase Price shall be reduced by the fees described in Section 14.09 hereof.

2.

Closing. The parties to this Agreement shall consummate the transactions contemplated by this Agreement and the Company shall issue and sell to the Buyer, as provided herein, and the Buyer shall purchase up to Twelve Thousand Five Hundred (12,500) shares of Series C Preferred Shares, which shall have the right and designations set forth on Exhibit A hereto. The First Closing of the purchase and sale of the Series C Preferred Shares shall take place within two (2) business days following the date hereof, (or such other date as is mutually agreed to by the Company and the Buyer) (the “First Closing Date”), the Second Closing of the purchase and sale of the Series C Preferred Shares shall take place two (2) business days prior to the date the Registration Statement is filed with the SEC, (or such other date as is mutually agreed to by the Company and the Buyer) (the “Second Closing Date”), and the Third Closing of the purchase and sale of the Series C Preferred Shares shall take place on the fifth (5th) business day following the date the Registration Statement is declared effective by the SEC, (or such other date as is mutually agreed to by the Company and the Buyer) (the “Third Closing Date”) (collectively referred to as the “Closing Dates”); provided, in no event shall a Closing occur prior to the satisfaction of the conditions precedent set forth in Sections 8, 9 and 10 hereof. The Closings shall take place at the offices of The Buyer or at such other place as may be mutually agreed upon by the Buyer and the Company. At each Closing, the Company shall deliver to the Buyer certificates representing the shares of Series C Preferred Shares purchased.

3.

Issuance of Shares. At each Closing, subject to the terms, restrictions and conditions of this Agreement, the Buyer shall acquire, and the Company shall sell, issue and deliver to the Buyer shares of Series C Preferred Shares, which shall have the right and designations set forth on Exhibit A hereto. All of the Series C Preferred Shares and the Conversion Shares into which such the Series C Preferred Shares are convertible shall be free and clear of all liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description (collectively, “Encumbrances”).

4.

Escrow Arrangement. Subject to the satisfaction of the terms and conditions of this Agreement, on the Closing Dates, (i) the Escrow Agent shall deliver to the Company in accordance with the terms of the Escrow Agreement such aggregate proceeds for the Series C Preferred Shares to be issued and sold to the Buyer, minus the unpaid structuring fees and expenses of Yorkville Advisors Management, LLC of Ten Thousand Five Hundred Dollars ($10,500) which shall be paid directly from the gross proceeds held in escrow of the First Closing and (ii) the Company shall deliver to the Buyer the shares of Series C Preferred Shares which the Buyer is purchasing.

2.	ADDITIONAL AGREEMENTS.
1.

Investor Registration Rights Agreement.. Contemporaneously with the execution and delivery of this Agreement the parties hereto are executing and delivering an Investor Registration Rights Agreement, substantially in the form attached hereto as Exhibit B, pursuant to which the Company shall register the Conversion Shares underlying the Series C Preferred Shares with the SEC.

2.

Escrow Agreement. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering an Escrow Agreement, substantially in the form attached hereto as Exhibit C, pursuant to which the aggregate proceeds of the sale of the Series C Preferred Shares shall be held in escrow pending the Closing.

3.

Irrevocable Transfer Agent Agreement. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering an Irrevocable Transfer Agent Instructions, substantially in the form attached hereto as Exhibit D.

	4.	Collectively this Agreement, the Investor Registration Rights Agreement, the Escrow Agreement, and the Irrevocable Transfer Agent Instructions shall be referred to as the “Transaction Documents.”
3.	COVENANTS.
1.

Access and Inspection, Etc. The Company shall allow the Buyer and its authorized representatives full access during normal business hours from and after the date hereof and prior to the Closing Date to all of the properties, books, contracts, commitments and records of the Company (collectively, the “Records”) for the purpose of making such investigations as the Buyer may reasonably request in connection with the transactions contemplated hereby, and shall cause the Company to furnish the Buyer such information concerning its affairs as the Buyer may reasonably request provided, however, that the Buyer and its authorized representative shall agree to hold in strict confidence and shall not make any disclosure or use any Record or other information which the Company determines in good faith to be confidential, and of which determination the Buyer or its authorized representatives are so notified, unless (i) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (ii) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Buyer has knowledge. The Company has caused and shall cause its personnel to assist the Buyer in making such investigation and shall use their best efforts to cause the counsel, accountants, engineers and other non-employee representatives of the Company to be reasonably available to Buyer for such purposes.

2.

Public Announcements. The parties will consult with each other before issuing any press releases or otherwise making any public statement with respect to this Agreement or any of the transactions contemplated hereby and no party will issue any such press release or make any such public statement without the prior written consent of the other parties, except as may be required by law or by the rules and regulations of any governmental authority or securities exchange.

3.

Best Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties shall use its best efforts in good faith to take or cause to be taken as promptly as practicable all reasonable actions that are within its power to cause to be fulfilled those conditions precedent to its obligations or the obligations of the other parties to consummate the transactions contemplated by this Agreement and the Transaction Documents that are dependent upon its actions.

4.

Further Assurances. The parties shall deliver any and all other instruments or documents required to be delivered pursuant to, or necessary or proper in order to give effect to, the provisions of this Agreement, including, without limitation, to issue the Series C Preferred Shares and to consummate the transactions contemplated by this Agreement and the Transaction Documents.

4.	NEGATIVE COVENANTS.

The following covenants shall remain in effect for so long as the Series C Preferred Shares are outstanding:

1.

Lock-up Agreement. On the date hereof, the Company shall obtain from each officer and director of the Company a lock-up agreement which shall limit each officer and director from selling more than ten percent (10%) of the shares of Common Stock beneficially owned by such officer or director in any six (6) month period for so long as the Series C Preferred Shares are outstanding.

2.	Use of Proceeds. The Company covenants to the Buyer that the net proceeds to be received by the Company in this transaction shall be used to fund general corporate purposes.
3.	No Merger or Sale of Business. The Company hereby agrees that it will not merge or consolidate with any person or entity, or sell, lease or otherwise dispose of its assets or the assets of Target other than in the ordinary course of business involving an aggregate consideration of more than ten percent (10%) of the book value of its or the Target’s assets on a consolidated basis in any twelve (12) month period, or liquidate, dissolve, recapitalize or reorganize.

4.

No Indebtedness.            The Company shall not incur any indebtedness for borrowed money or become a guarantor or otherwise contingently liable for any such indebtedness except for trade payables or purchase money obligations incurred in the ordinary course of business.

5.

No Other Registration Statements.           Except (i) with regard to the Investor Registration Rights Agreement transaction (ii) to register for resale up to 1,400,000 shares of Common Stock issued or to be issued to Wellington Management Company LLP, and (iii) to register on Form S-8 up to 2,100,000 shares of Common Stock issued or to be issued under the Company’s current equity incentive plan (the “Permitted Registration Statements”), the Company shall not file any other registration statements on any form (including but not limited to forms S-1, SB-2, S-3 and S-8) without the prior written consent of the Buyer.

.

Restriction on Issuance of the Capital Stock. The Company covenants and agrees that so long as any Series C Preferred Shares remain outstanding, the Company shall not, without the prior written consent of the Buyer, and except for grants of stock awards and stock options under the Company’s current equity incentive plan and except for exercises or conversions of currently outstanding options and warrants disclosed in the Company’s 10-KSB for the fiscal year ended March 31, 2005 (i) issue or sell any common stock or preferred stock with or without consideration, (ii) issue or sell any preferred stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire common stock with or without consideration, (iii) enter into any security instrument granting the holder a security interest in any of the assets of the Company or any subsidiary now existing or later created or acquired, or (iv) other than with regard 2,100,000 shares of Common Stock issued in connection with the above referenced equity incentive plan, file any registration statements on Form S-8.

5.	REPRESENTATIONS, COVENANTS AND WARRANTIES OF THE COMPANY.

To induce the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Company represents and warrants to and covenants with the Buyer as follows:

1.

Organization; Compliance. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Colorado. The Company is: (a) entitled to own or lease its properties and to carry on its business as and in the places where such business is now conducted, and (b) duly licensed and qualified in all jurisdictions where the character of the property owned by it or the nature of the business transacted by it makes such license or qualification necessary, except where the failure to do so would not result in a material adverse effect on the Company.

	2.	Capitalization and Related Matters.
5.2.1.

As of the date hereof, the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 25,000,000 shares of Preferred Shares, par value $.01(“Preferred Shares”), of which 23,098,293 shares of Common Stock and zero shares of Preferred Shares issued and outstanding. No Common Stock (i) was issued in violation of the preemptive rights of any shareholder, or (ii) is held as treasury stock.

5.2.2.

Except as set forth in the Company’s the Company’s Form 10-KSB for the fiscal year ended March 31, 2005 (the “SEC Documents”) there are no outstanding any securities convertible into Common Stock or any other capital stock of the Company nor any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, such capital stock or securities convertible into such capital stock (collectively, “Securities Rights”). The Company: (i) is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its capital stock; or (ii) has no liability for dividends or other distributions declared or accrued, but unpaid, with respect to any capital stock.

5.2.3.

The Company is not a party to any agreement, understanding or arrangement, direct or indirect, relating to any class or series of the Company’s capital stock, including, without limitation, any voting agreement, restriction on resale, shareholder agreement or registration rights agreement, other than the Permitted Registration Rights Agreements.

	3.	Subsidiaries and Investments.
5.3.1.

The SEC Documents disclose with respect to each Subsidiary (as defined below) (i) its name, (ii) the jurisdiction of its organization, (iii) the number of its authorized shares or other equity interests, (iv) the number of its outstanding shares or other equity interests of each class or series, and (v) the name of the owner and the number and percentage of outstanding shares or other equity interests of each class or series of such Subsidiary owned of record and, if different, owned beneficially by the Company and any other person. All of the outstanding capital stock and other equity interests of each of the Subsidiaries is validly issued, fully paid and nonassessable and was issued in compliance with all applicable federal and state securities or “blue sky” laws and regulations. There are no securities rights relating to any shares of capital stock, other equity interests or other securities of any of the Subsidiaries. The Company and the Subsidiaries have good, marketable and exclusive title to the shares or other equity interests disclosed in the SEC Documents as being owned by each of them, free and clear of all Encumbrances. All rights and powers to vote such shares or other equity interests are held exclusively by the Company, directly or indirectly through one or more of the Subsidiaries, as the case may be. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has the corporate power and authority to own or lease its properties and to carry on its business as now conducted. For the purposes hereof, a “Subsidiary” means any corporation, limited liability company, partnership, joint venture or other entity in which the Company owns, directly or indirectly, more than 20% of the outstanding voting securities or equity interests.

5.3.2.	Except as disclosed in SEC Documents, the Company does not own, nor has it ever owned, any equity interest in any corporation, limited liability company, partnership, joint venture or other entity.
	4.	Execution; No Inconsistent Agreements; Etc.
5.4.1.

This Agreement is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy or similar laws affecting the enforcement of creditors' rights generally, and the availability of equitable remedies.

5.4.2.

The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, constitute a breach or violation of the charter or bylaws of the Company, or a default under any of the terms, conditions or provisions of (or an act or omission that would give rise to any right of termination, cancellation or acceleration under) any note, bond, mortgage, lease, indenture, agreement or obligation to which the Company is a party, pursuant to which the Company otherwise receives benefits, or to which any of the properties of the Company is subject.

5.

Corporate Records. The statutory records, including the stock register and minute books of the Company, fully reflect all issuances, transfers and redemptions of its capital stock, correctly show and will correctly show the total number of shares of its capital stock issued and outstanding on the date hereof and on the Closing Date, the charter or other organizational documents and all amendments thereto, and bylaws as amended and currently in force.

	6.	Financial Statements.
5.6.1.

The SEC Documents contain (i) the consolidated audited balance sheet of the Company as of March 31, 2005, and the consolidated audited consolidated profit and loss statement of the Company for the fiscal year ended March 31, 2005 (the balance sheet as of March 31, 2005 is hereinafter referred to as the “March Company Balance Sheet”). All the foregoing financial statements are referred to herein collectively as the “Company Financial Statements.”

5.6.2.

The Company Financial Statements have been and will be prepared in accordance with U.S. GAAP, applied on a consistent basis (except that the unaudited statements do not contain all the disclosures required by GAAP), and fairly reflect and will reflect in all material respects the financial condition of the Company as at the dates thereof and the results of the operations of the Company for the periods then ended.

7.

Liabilities. The Company has no material debt, liability or obligation of any kind, whether accrued, absolute, contingent or otherwise, except: (a) those reflected on the March Company Balance Sheet, including the notes thereto, and (b) liabilities incurred in the ordinary course of business since April 1, 2005, none of which have had or will have a material adverse effect on the financial condition of the Company.

	8.	Absence of Changes. Except as described in the SEC Documents and in the other Schedules to this Agreement:
5.8.1.

there has not been any adverse change in the business, assets, liabilities, results of operations or financial condition of the Company or in its relationships with suppliers, customers, employees, lessors or others other than changes in the ordinary course of business, none of which, singularly or in the aggregate, have had or will have a material adverse effect on the business, properties or financial condition of the Company; and

5.8.2.	the Company has complied with the covenants and restrictions set forth in this Agreement to the same extent as if this Agreement had been executed on, and had been in effect since, July 1, 2005.
9.

Title to Properties. The Company has good and marketable title to all of its properties and assets, real and personal, including, but not limited to, those reflected in the March Company Balance Sheet (except as since sold or otherwise disposed of in the ordinary course of business, or as expressly provided for in this Agreement), free and clear of all Encumbrances of any kind or character except: (a) those securing liabilities of the Company incurred in the ordinary course (with respect to which no material default exists); (b) liens of real estate and personal property taxes; and (c) imperfections of title and Encumbrances, if any, which, in the aggregate (i) are not substantial in amount; (ii) do not detract from the value of the property subject thereto or impair the operations of the Company or; and (iii) do not have a material adverse effect on the business, properties or assets of the Company.

0.

Compliance With Law. The business and activities of the Company has at all times been conducted in accordance with its articles of incorporation and bylaws and any applicable law, regulation, ordinance, order, License (defined below), permit, rule, injunction or other restriction or ruling of any court or administrative or governmental agency, ministry, or body, except where the failure to do so would not result in a material adverse effect on the Company.

11.

Taxes. The Company has duly filed all material federal, state, local and foreign tax returns and reports, and all returns and reports of all other governmental units having jurisdiction with respect to taxes imposed on it or on its income, properties, sales, franchises, operations or employee benefit plans or trusts, all such returns were complete and accurate when filed, and all taxes and assessments payable by the Company have been paid to the extent that such taxes have become due. All taxes accrued or payable by the Company for all periods through April 1, 2005 have been accrued or paid in full, whether or not due and payable and whether or not disputed. The Company has withheld proper and accurate amounts from its employees for all periods in full compliance with the tax withholding provisions of applicable foreign, federal, state and local tax laws. There are no waivers or agreements by the Company for the extension of time for the assessment of any taxes. The tax returns of the Company have never been examined by any authority or other administrative body or court of any state or country. There are not now any examinations of the income tax returns of the Company pending, or any proposed deficiencies or assessments against the Company of additional taxes of any kind. The Company shall duly and timely prepare and file all material federal, state, local and foreign tax returns and reports for 2004, and all returns and reports of all other governmental units having jurisdiction with respect to taxes imposed on the Company or on its income, properties, sales, franchises, operations or employee benefit plans or trusts, and all such returns will be complete and accurate when filed.

12.	Real Properties. The Company does not have an interest in any real property, except for the Leases (as defined below).

13.

Leases of Real Property. All leases pursuant to which the Company is lessee or lessor of any real property (the “Leases”) are listed in the SEC Documents and are valid and enforceable in accordance with their terms. There is not under any of such leases (a) any material default or any claimed material default by the Company or any event of default or event which with notice or lapse of time, or both, would constitute a material default by the Company and in respect to which the Company has not taken adequate steps to prevent a default on its part from occurring, or (b) to the knowledge of the Company, any material default by any lessee of the Company or any event of default or event which with notice or lapse of time, or both, would constitute a material default by any lessee. The copies of the Leases heretofore furnished to Buyer are true, correct and complete, and such Leases have not been modified in any respect since the date they were so furnished, and are in full force and effect in accordance with their terms. The Company is lawfully in possession of all real properties of which they are a lessee (the “Leased Properties”).

14.

Contingencies. Except as disclosed in the SEC Documents, there are no actions, suits, claims or proceedings pending, or to the knowledge of the Company threatened against, by or affecting, the Company in any court or before any arbitrator or governmental agency that may have a material adverse effect on the Company or which could materially and adversely affect the right or ability of the Company to consummate the transactions contemplated hereby. To the knowledge of the Company, there is no valid basis upon which any such action, suit, claim, or proceeding may be commenced or asserted against it. There are no unsatisfied judgments against the Company and no consent decrees or similar agreements to which the Company is subject and which could have a material adverse effect on the Company.

15.

Products Liability; Warranties; Insurance. The Company will have not loss, damage, liability, fine, penalty, cost and expense (each, a “Liability”) that is not fully covered by insurance relating to any product manufactured, distributed or sold by the Company prior to the Closing, whether or not such Liability is related to products that are defective or improperly designed or manufactured or are in breach of any express or implied product warranty.

	16.	Intellectual Property Rights.
5.16.1.

The Company owns and possesses all right, title and interest in and to, or has a valid license to use, all of the Proprietary Rights (as defined below) necessary for the operation of its business as presently conducted and none of such Proprietary Rights have been abandoned;

5.16.2.

no claim by any third party contesting the validity, enforceability, use or ownership of any such Proprietary Rights has been made, is currently outstanding or, to the knowledge of the Company, is threatened, and to the knowledge of the Company there is no reasonable basis for any such claim;

5.16.3.

neither the Company nor any registered agent of any of the foregoing has received any notice of, nor is the Company aware of any reasonable basis for an allegation of, any infringement or misappropriation by, or conflict with, any third party with respect to such Proprietary Rights, nor has the Company, or any registered agent of any of them received any claim of infringement or misappropriation of or other conflict with any Proprietary Rights of any third party;

5.16.4.

the Company has not infringed, misappropriated or otherwise violated any Proprietary Rights of any third parties, and the Company is not aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of the Company as presently operated and as contemplated to be operated or as a result of the consummation of the transactions contemplated hereby; and

5.16.5.

all employees who have contributed to or participated in the conception and/or development of all or any part of the Proprietary Rights which are not licensed to the Company from a third party either (i) have been party to a "work-for-hire" arrangement or agreement with the Company, in accordance with applicable federal and state law, that has accorded the Company full, effective, exclusive, and original ownership of all tangible and intangible property thereby arising, or (ii) have executed appropriate instruments of assignment in favor of the Company as assignee that have conveyed to the Company full, effective and exclusive ownership of all tangible and intangible property thereby arising.

5.16.6.

As used herein, the term “Proprietary Rights” means all proprietary information of the Company, as the case may be, including all patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice), all trademarks, service marks, trade dress, trade names, corporate names, domain names, copyrights, all trade secrets, confidential information, ideas, formulae, compositions, know-how, processes and techniques, drawings, specifications, designs, logos, plans, improvements, proposals, technical and computer data, documentation and software, financial, business and marketing plans, and related information and all other proprietary, industrial or intellectual property rights relating to the business of the Company, including those proprietary, industrial or intellectual property rights found at the Company’s websites listed in the SEC Documents.

5.16.7.

The consummation of the transactions contemplated by this Agreement will not adversely affect the right of the Company to continue to use the Proprietary Rights. To the extent that the registration of any Proprietary Right is required by law, such Proprietary Right has been duly and validly registered or filed, and any fees that are necessary to maintain in force any Proprietary Rights or registrations thereof have been paid. The SEC Documents sets forth a list and description of the copyrights, trademarks, service marks, trade dress, trade names and domain names used or held by the Company and, where appropriate, the date, serial or registration number, and place of any registration thereof.

17.

Material Contracts. The SEC Documents contain a complete list of all contracts of the Company that involve consideration in excess of the equivalent of One Hundred Thousand Dollars ($100,000) or have a term of one year or more (the “Material Contracts”). Except as disclosed in the SEC Documents: (a) the Company has performed all material obligations to be performed by them under all such contracts, and is not in material default thereof, and (b) no condition exists or has occurred which with the giving of notice or the lapse of time, or both, would constitute a material default by the Company or accelerate the maturity of, or otherwise modify, any such contract, and (c) all such contracts are in full force and effect. No material default by any other party to any of such contracts is known or claimed by the Company to exist.

	18.	Employee Benefit Matters.
5.18.1.

Except as disclosed in the SEC Documents, the Company does not provide, nor is it obligated to provide, directly or indirectly, any benefits for employees other than salaries, sales commissions and bonuses, including, but not limited to, any pension, profit sharing, stock option, retirement, bonus, hospitalization, insurance, severance, vacation or other employee benefits (including any housing or social fund contributions) under any practice, agreement or understanding.

5.18.2.

Each employee benefit plan maintained by or on behalf of the Company or any other party (including any terminated pension plans) which covers or covered any employees or former employees of the Company (collectively, the “Employee Benefit Plan”) is listed in the SEC Documents. The Company has delivered to the Buyer true and complete copies of all such plans and any related documents. With respect to each such plan: (a) no litigation, administrative or other proceeding or claim is pending, or to the knowledge of the Company, threatened or anticipated involving such plan; (b) there are no outstanding requests for information by participants or beneficiaries of such plan; and (c) such plan has been administered in compliance in all material respects with all applicable laws and regulations.

5.18.3.

The Company has timely made payment in full of all contributions to all of the Employee Benefit Plans which the Company was obligated to make prior to the date hereof; and there are no contributions declared or payable by the Company to any Employee Benefit Plan which, as of the date hereof, has not been paid in full.

19.

Possession of Franchises, Licences, Etc. The Company: (a) possesses all material franchises, certificates, licenses, permits and other authorizations (collectively, the “Licences”) from governmental authorities, political subdivisions or regulatory authorities that are necessary for the ownership, maintenance and operation of its business in the manner presently conducted; (b) are not in violation of any provisions thereof; and (c) have maintained and amended, as necessary, all Licenses and duly completed all filings and notifications in connection therewith.

20.

Environmental Matters. Except as disclosed in the SEC Documents: (i) the Company is not in violation, in any material respect, of any Environmental Law (as defined below); (ii) the Company has received all permits and approvals with respect to emissions into the environment and the proper collection, storage, transport, distribution or disposal of Wastes (as defined below) and other materials required for the operation of its business at present operating levels; and (iii) the Company is not currently liable or responsible for any material clean up, fines, liability or expense arising under any Environmental Law, as a result of the disposal of Wastes or other materials in or on the property of the Company (whether owned or leased), or in or on any other property, including property no longer owned, leased or used by the Company. As used herein, (a) “Environmental Laws” means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other “Superfund” or “Superlien” law or any other federal, or applicable state or local statute, law, ordinance, code, rule, regulation, order or decree (foreign or domestic) regulating, relating to, or imposing liability or standards of conduct concerning, Wastes, or the environment; and (b) “Wastes” means and includes any hazardous, toxic or dangerous waste, liquid, substance or material (including petroleum products and derivatives), the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law.

21.

Agreements and Transactions with Related Parties. Except as disclosed on the SEC Documents the Company is not, a party to any contract, agreement, lease or transaction with, or any other commitment to, (a) a shareholder, (b) any person related by blood, adoption or marriage to shareholder, (c) any director or officer of the Company, (d) any corporation or other entity in which any of the foregoing parties has, directly or indirectly, at least five percent (5.0%) beneficial interest in the capital stock or other type of equity interest in such corporation or other entity, or (e) any partnership in which any such party is a general partner or a limited partner having a five percent (5%) or more interest therein (any or all of the foregoing being herein referred to as a “Related Party” and collectively as the

“Related Parties”). Without limiting the generality of the foregoing, except as set forth in the SEC Documents, (a) no Related Party, directly or indirectly, owns or controls any assets or properties which are or have been used in the business of the Company, and (b) no Related Party, directly or indirectly, engages in or has any significant interest in or connection with any business: (i) which is or which within the last two (2) years has been a competitor, customer or supplier of, or has done business with, the Company, or (ii) which as of the date hereof sells or distributes products or provides services which are similar or related to the products or services of the Company.

22.

Business Practices. Except as disclosed in the SEC Documents, the Company has not, at any time, directly or indirectly, made any contributions or payment, or provided any compensation or benefit of any kind, to any municipal, county, state, federal or foreign governmental officer or official, or any other person charged with similar public or quasi-public duties, or any candidate for political office. The Company’s books, accounts and records (including, without limitation, customer files, product packaging and invoices) accurately describe and reflect, in all material respects, the nature and amount of the Company’s products, purchases, sales and other transactions. Without limiting the generality of the foregoing, the Company has not engaged, directly or indirectly, in: (a) the practice known as “double-invoicing” or the use or issuance of pro-forma or dummy invoices; or (b) the incorrect or misleading labeling, marketing or sale of refurbished goods as new goods.

	23.	Shareholder Matters. None of the matters set forth in this Agreement require the approval of the Company’s shareholders.
24.

Full Disclosure. No representation or warranty of the Company contained in this Agreement, and none of the statements or information concerning the Company contained in this Agreement and the Schedules, contains or will contain any untrue statement of a material fact nor will such representations, warranties, covenants or statements taken as a whole omit a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

6.	REPRESENTATIONS AND WARRANTIES OF BUYER.

To induce the Company to enter into this Agreement and to consummate the transactions contemplated hereby, the Buyer represent and warrant to and covenant with the Company as follows:

1.

Organization. The Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of the state of Delaware. The Buyer has all requisite power and authority to execute, deliver and carry out the terms of this Agreement and the consummation of the transactions contemplated herein.

2.	Execution; No Inconsistent Agreements; Etc.

6.2.1.

The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly and validly authorized and approved by the Buyer and this Agreement is a valid and binding agreement of the Buyer, enforceable against the Buyer in accordance with its terms, except as such enforcement may be limited by bankruptcy or similar laws affecting the enforcement of creditors' rights generally, and the availability of equitable remedies.

6.2.2.

The execution and delivery of this Agreement by the Buyer does not, and the consummation of the transactions contemplated hereby will not, constitute a breach or violation of the charter or bylaws of the Buyer, or a default under any of the terms, conditions or provisions of (or an act or omission that would give rise to any right of termination, cancellation or acceleration under) any material note, bond, mortgage, lease, indenture, agreement or obligation to which the Buyer is a party, pursuant to which any of them otherwise receive benefits, or by which any of their properties may be bound.

	3.	Securities Laws.
6.3.1.	The Buyer is purchasing the Series C Preferred Shares for investment purposes.
6.3.2.

Investment Representations. The Buyer has been offered the opportunity to ask questions of, and receive answers from the Company’s management, and the Buyer has been given full and complete access to all available information and data relating to the business and assets of the Company and has obtained such additional information about the Company as the Buyer has deemed necessary in order to evaluate the opportunities, both financial and otherwise, with respect to the Company and, except as set forth herein, has not relied on any representation, warranty or other statement concerning the Company and its evaluation of the decision to consummate the transactions contemplated herein. In its judgment, the Buyer is sufficiently familiar with the Company to enable the Buyer to proceed with the transactions contemplated hereby.

6.3.3.	The Buyer is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).
6.3.4.	The Buyer is a sophisticated investor familiar with the type of risks inherent in the acquisition of securities such as the Series C Preferred Shares.
7.	CONDUCT OF BUSINESS OF THE COMPANY PENDING CLOSING.

The Company covenants and agrees that between the date hereof and the Closing Date:

1.

Business in the Ordinary Course. Except as set forth in the SEC Documents, the business of the Company shall be conducted only in the ordinary course, and consistent with past practice. Without limiting the generality of the foregoing, and except as set forth in the SEC Documents or as otherwise approved by the Buyer:

7.1.1.	Except for the transaction contemplated hereby, the Company shall not enter into any contract, agreement or other arrangement which would constitute a Material Contract,

except for contracts to sell or supply goods or services to customers in the ordinary course of business at prices and on terms substantially consistent with the prior operating practices of the Company;

7.1.2.

except for sales of personal property in the ordinary course of its business, the Company shall not sell, assign, transfer, mortgage, convey, encumber or otherwise dispose of, or cause the sale, assignment, transfer, mortgage, conveyance, encumbrance or other disposition of any of the assets or properties of the Company or any interest therein;

7.1.3.

the Company shall not acquire any material assets, except expenditures made in the ordinary course of business as reasonably necessary to enable the Company to conduct its normal business operations and to maintain its normal inventory of goods and materials, at prices and on terms substantially consistent with current market conditions and prior operating practices;

7.1.4.	the books, records and accounts of the Company shall be maintained in the usual, regular and ordinary course of business on a basis consistent with prior practices and in accordance with GAAP;
7.1.5.

the Company shall use its best efforts to preserve its business organization, to preserve the good will of its suppliers, customers and others having business relations with the Company, and to retain the services of key employees and agents of the Company;

7.1.6.

except as it may terminate in accordance with the terms of this Agreement, the Company shall keep in full force and effect, and not cause a default of any of its obligations under, each of their contracts and commitments;

7.1.7.	the Company shall duly comply in all material respects with all laws applicable to it and to the conduct of its business;
7.1.8.	the Company shall not create, incur or assume any liability or indebtedness, except in the rdinary course of business consistent with past practices;
7.1.9.

other than as contemplated in this Agreement, the Company shall not apply any of its assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount payable directly or indirectly to or for the benefit of any shareholder or any Related Party; and

7.1.10.	the Company shall not take or omit to take any action which would render any of the representations or warranties untrue or misleading, or which would be a breach of any of the covenants.
2.

No Material Changes. Except as contemplated in this Agreement, the Company shall not materially alter its organization, capitalization, or financial structure, practices or operations. Without limiting the generality of the foregoing:

7.2.1.	no change shall be made in the articles of incorporation and bylaws of the Company;

7.2.2.	no change shall be made in the authorized or issued capital stock of the Company;
7.2.3.	the Company shall not issue or grant any right or option to purchase or otherwise acquire any of its capital stock or other securities;
7.2.4.	no dividend or other distribution or payment shall be declared or made with respect to any of the capital stock of the Company; and
7.2.5.	no change shall be made affecting the banking arrangements of the Company.

3.

Notification. Each party to this Agreement shall promptly notify the other parties in writing of the occurrence, or threatened occurrence, of any event that would constitute a breach or violation of this Agreement by any party or that would cause any representation or warranty made by the notifying party in this Agreement to be false or misleading in any respect. The Company will promptly notify the Buyer of any event that could have a material adverse effect on the business, assets, financial condition or prospects of the Company. The Company shall have the right to update the Schedules to this Agreement immediately prior to Closing; provided, if such update discloses any breach of a representation, warranty, covenant or obligation of the Company, the Buyer shall have the rights to then exercise its available rights and remedies hereunder.

8.	CONDITIONS TO OBLIGATIONS OF ALL PARTIES.

The obligation of the Buyer and the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or before each Closing, of each of the following conditions; any or all of which may be waived in whole or in part by the joint agreement of the Buyer and the Company:

1.

Absence of Actions. No action or proceeding shall have been brought or threatened before any court or administrative agency to prevent the consummation or to seek damages in a material amount by reason of the transactions contemplated hereby, and no governmental authority shall have asserted that the within transactions (or any other pending transaction involving the Buyer or the Company when considered in light of the effect of the within transactions) shall constitute a violation of law or give rise to material liability on the part of the Company or the Buyer.

2.

Consents. The parties shall have received from any suppliers, lessors, lenders, lien holders or governmental authorities, bodies or agencies having jurisdiction over the transactions contemplated by this Agreement, or any part hereof, such consents, authorizations and approvals as are necessary for the consummation hereof.

9.	CONDITIONS TO OBLIGATIONS OF THE BUYER.

All obligations of the Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment and satisfaction of each and every of the following conditions on or prior to the Closing, any or all of which may be waived in whole or in part by the Buyer:

1.

Representations and Warranties. The representations and warranties contained in Section 5 of this Agreement and in any certificate, instrument, schedule, agreement or other writing delivered by or on behalf of the Company in connection with the transactions contemplated by this Agreement shall be true, correct and complete in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects) as of the date when made and shall be deemed to be made again at and as of the Closing Dates and shall be true, correct and complete at and as of such time in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects).

2.

Certificate of Designations, Preferences and Rights. The Company shall have filed the Certificate of Designations, Preferences and Rights for the Series C Preferred Shares with the Colorado Secretary of State and provided the Buyer a stamped filed copy.

3.

Compliance with Agreements and Conditions. The Company shall have performed and complied with all material agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Dates.

4.

Absence of Material Adverse Changes. No material adverse change in the business, assets, financial condition, or prospects of the Company shall have occurred, no substantial part of the assets of the Company not substantially covered by insurance shall have been destroyed due to fire or other casualty, and no event shall have occurred which has had or will have a material adverse effect on the business, assets, financial condition or prospects of the Company.

5.

Board Approval. The Company’s Board of Directors shall have taken the action required by them pursuant to this Agreement, including an amendment to the Company’s articles of incorporation to adopt the rights and preferences of the Series C Preferred Shares, authorize issuance of the Series C Preferred Shares and the Conversion Shares to be issued upon conversion of the Series C Preferred Shares and the reservation of the shares of Conversion Shares to be issued upon conversion of the Series C Preferred Shares.

6.	Other Agreements. The Company shall have executed and delivered to the Buyer the Transaction Documents all in a form acceptable to the Buyer.
7.

Other Documents. The Company shall have delivered to the Buyer such other documents and instruments as the Buyer deems reasonably necessary or desirable to consummate the transactions contemplated hereby.

8.	The Buyer shall have received an opinion of counsel from Clark Wilson LLP in a form satisfactory to the Buyer.
9.	The Company shall have provided to the Buyer a certificate of good standing from the secretary of state from the state in which the company is incorporated.

The Company shall have provided to the Buyer an acknowledgement, to the satisfaction of the Buyer, from Ernst & Young as to its ability to provide all consents required in order to file a registration statement in connection with this transaction.

All documents delivered to the Buyer shall be in form and substance reasonably satisfactory to the Buyer.

10.	CONDITIONS TO OBLIGATIONS OF THE COMPANY.

All of the obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment and satisfaction of each and every of the following conditions on or prior to the Closing, any or all of which may be waived in whole or in part by the Company:

1.

Representations and Warranties. The representations and warranties contained in Section 7 of this Agreement and in any certificate, instrument, schedule, agreement or other writing delivered by or on behalf of the Buyer in connection with the transactions contemplated by this Agreement shall be true and correct in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects) when made and shall be deemed to be made again at and as of the Closing Date and shall be true at and as of such time in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects).

2.

Compliance with Agreements and Conditions. The Buyer shall have performed and complied with all material agreements and conditions required by this Agreement to be performed or complied with by the Buyer prior to or on the Closing Date.

11.	EVENTS OF DEAULT.
1.

An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

11.1.1.

The Company shall fail to observe or perform any covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision contained herein or in any Transaction Document which is not cured within any applicable cure period;

11.1.2.

The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty one (61) days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;

11.1.3.

The Company or any subsidiary of the Company shall default in any of its obligations under any other obligation or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any subsidiary of the Company in an amount exceeding One Hundred Thousand Dollars ($100,000), whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

11.1.4.

The Common Stock shall cease to be quoted for trading or listed for trading on the American Stock Exchange, Nasdaq OTC Bulletin Board (“OTC”), Nasdaq SmallCap Market, New York Stock Exchange or the Nasdaq National Market (each, a “Subsequent Market”) and shall not again be quoted or listed for trading thereon within five (5) Trading Days of such delisting; or

11.1.5.

The Company shall fail for any reason to deliver Common Stock certificates to a Holder prior to the fifth (5th) Trading Day after a conversion or the Company shall provide notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversions of the Series C Preferred Stock in accordance with the terms hereof.

2.

During the time that any portion of the Series C Preferred Stock is outstanding, if any Event of Default has occurred, all of the outstanding principal and interest under the Series C Preferred Shares shall be immediately due and payable notwithstanding any limitations contained in the Certificate of Designations or the Transaction Documents. Upon an event of default the Holders shall have the right (but not the obligation) to convert the entire amount of the Series C Preferred Shares outstanding as provided for herein. Upon an Event of Default, notwithstanding any other provision contained herein or any Transaction Document, the Holder shall have no obligation to comply with or adhere to any limitations, if any, on the conversion or sale of the Series C Preferred Stock.

12.	INDEMNITY.
1.

Indemnification by the Company. The Company (hereinafter collectively called the “Company Indemnitor”) shall defend, indemnify and hold harmless the Buyer, their respective general partners, direct and indirect parent corporations, subsidiaries and affiliates, their officers, members, directors, employees, attorneys and agents (hereinafter collectively called the “Buyer Indemnitees”) against and in respect of any and all loss, damage, liability, fine, penalty, cost and expense, including reasonable attorneys' fees and amounts paid in settlement (collectively, the “Buyer Losses”), suffered or incurred by any Buyer Indemnitee by reason of, or arising out of:

12.1.1.

any misrepresentation, breach of warranty or breach or nonfulfillment of any covenant, obligation or agreement of the Company contained in this Agreement or in any certificate, schedule, instrument or document delivered to the Buyer by or on behalf of the Company pursuant to the provisions of this Agreement (without regard to materiality thresholds contained therein); and

12.1.2.

any liabilities of the Company of any nature whatsoever (including tax liability, penalties and interest), whether accrued, absolute, contingent or otherwise, (i) existing as of the date of the March Company Balance Sheet, and required to be shown therein in accordance with GAAP, to the extent not reflected or reserved against in full in the March Company Balance Sheet; or (ii) arising or occurring between April 1, 2005 and the date of this Agreement, except for liabilities arising in the ordinary course of business, none of which shall have a material adverse effect on the Company.

2.

Indemnification by the Buyer. The Buyer (hereinafter called the “Buyer Indemnitors”) shall defend, indemnify and hold harmless the Company, its direct and indirect parent corporations, subsidiaries and affiliates, their officers, members, directors, employees, attorneys and agents (hereinafter called “Company Indemnitee”) against and in respect of any and all loss, damage, liability, cost and expense, including reasonable attorneys' fees and amounts paid in settlement (collectively, “Company Losses”), suffered or incurred by Company Indemnitee by reason of or arising out of any misrepresentation, breach of warranty or breach or non-fulfillment of any material covenant, obligation or agreement of the Buyer contained in this Agreement or in any other certificate, schedule, instrument or document delivered to the Company by or on behalf of the Buyer pursuant to the provisions of this Agreement (without regard to materiality thresholds contained therein).

	3.	Defense of Claims.
12.3.1.

Each party seeking indemnification hereunder (an “Indemnitee”): (i) shall provide the other party or parties (the “Indemnitor”) written notice of any claim or action by a third party for which an Indemnitor may be liable under the terms of this Agreement, within ten (10) days after such claim or action arises and is known to Indemnitee, and (ii) shall give the Indemnitor a reasonable opportunity to participate in any proceedings and to settle or defend any such claim or action. The expenses of all proceedings, contests or lawsuits with respect to such claims or actions shall be borne by the Indemnitor. If the Indemnitor wishes to assume the defense of such claim or action, the Indemnitor shall give written notice to the Indemnitee within ten (10) days after notice from the Indemnitee of such claim or action, and the Indemnitor shall thereafter assume the defense of any such claim or liability, through counsel reasonably satisfactory to the Indemnitee, provided that Indemnitee may participate in such defense at their own expense, and the Indemnitor shall, in any event, have the right to control the defense of the claim or action. The failure of an Indemnitee to give any notice required by this Section shall not affect any of such party’s rights under this Section or otherwise, except and to the extent that such failure is actually prejudicial to the rights or obligations of the Indemnitor.

12.3.2.

If the Indemnitor shall not assume the defense of, or if after so assuming it shall fail to defend, any such claim or action, the Indemnitee may defend against any such claim or action in such manner as they may deem appropriate and the Indemnitees may settle such claim or litigation on such terms as they may deem appropriate but subject to the Indemnitor's approval, such approval not to be unreasonably withheld; provided, however, that any such settlement shall be deemed approved by the Indemnitor if the Indemnitor fails to object thereto, by written notice to the Indemnitee, within fifteen (15) days after the Indemnitor's receipt of a written summary of such settlement. The Indemnitor shall promptly reimburse the Indemnitee for the amount of all expenses, legal and otherwise, incurred by the Indemnitee in connection with the defense and settlement of such claim or action.

12.3.3.

If a non-appealable judgment is rendered against any Indemnitee in any action covered by the indemnification hereunder, or any lien attaches to any of the assets of any of the Indemnitee, the Indemnitor shall immediately upon such entry or attachment pay such judgment in full or discharge such lien unless, at the expense and direction of the Indemnitor, an appeal is taken under which the execution of the judgment or satisfaction of the lien is stayed. If and when a final judgment is rendered in any such action, the Indemnitor shall forthwith pay such judgment or discharge such lien before any Indemnitee is compelled to do so.

	4.	Waiver. The failure of any Indemnitee to give any notice or to take any action hereunder shall not be deemed a waiver of any of the rights of such Indemnitee hereunder, except to the extent that Indemnitor is actually prejudiced by such failure.

13.	TERMINATION.
	1.	Termination. This Agreement may be terminated at any time on or prior to the Closing:
13.1.1.	By mutual consent of the Buyer and the Company; or
13.1.2.

At the election of the Buyer if: (i) a Company has breached or failed to perform or comply with any of its representations, warranties, covenants or obligations under this Agreement; or (ii) any of the conditions precedent set forth in Section 3, 4, 6, 9 or 10 is not satisfied as and when required by this Agreement; or (iii) the Closing has not been consummated by within five (5) business days from the date hereof; or

13.1.3.

At the election of the Company if: (i) the Buyer has breached or failed to perform or comply with any of its representations, warranties, covenants or obligations under this Agreement; or (ii) any of the conditions precedent set forth in Section 7, 9, or 11 is not satisfied as and when required by this Agreement; or (iii) the Closing has not been consummated by within five (5) business days from the date hereof.

2.

Manner and Effect of Termination. Written notice of any termination (“Termination Notice”) pursuant to this Section 14 shall be given by the party electing termination of this Agreement (“Terminating Party”) to the other party or parties (collectively, the “Terminated Party”), and such notice shall state the reason for termination. The party or parties receiving Termination Notice shall have a period of ten (10) days after receipt of Termination Notice to cure the matters giving rise to such termination to the reasonable satisfaction of the Terminating Party. If the matters giving rise to termination are not cured as required hereby, this Agreement shall be terminated effective as of the close of business on the tenth (10th) day following the Terminated Party's receipt of Termination Notice. Upon termination of this Agreement prior to the consummation of the Closing and in accordance with the terms hereof, this Agreement shall become void and of no effect, and none of the parties shall have any liability to the others, except that nothing contained herein shall relieve any party from: (a) its obligations under Sections 3.2 and 3.3; or (b) liability for its intentional breach of any representation, warranty or covenant contained herein, or its intentional failure to comply with the terms and conditions of this Agreement or to perform its obligations hereunder.

14.	MISCELLANEOUS.
	1.	Notices.
14.1.1.	All notices, requests, demands, or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon receipt if delivered in person, or upon the expiration of two (2) days after the date sent, if sent by federal express (or similar overnight courier service) to the parties at the following addresses:

If to the Company, to:	Torrent Energy Corp.
#600, 666 Burrard Street
Vancouver, British Columbia
Canada V6C 2X8
Attention: Mark Gustafson
Telephone: (604) 639-3118
Facsimile: (604) 688-1320

With a copy to:	Clark Wilson LLP
#800, 885 W. Georgia Street
Vancouver, British Columbia
Canada V6C 3H1
Attention: Bernard Pinsky
Telephone: (604) 643-3153
Facsimile: (604) 687-6314

If to the Buyer, to:	Cornell Capital Partners, LP
101 Hudson Street, Suite 3700
Jersey City, NJ 07302
Attention: Mark A. Angelo
Telephone: (201) 985-8300
Facsimile: (201) 985-8744

With copy to:	David Gonzalez, Esq.
101 Hudson Street, Suite 3700
Jersey City, NJ 07302
Telephone: (201) 985-8300
Facsimile: (201) 985-1964

Each party shall provide five (5) days’ prior written notice to the other party of any change in address or facsimile number.

14.1.2.

Notices may also be given in any other manner permitted by law, effective upon actual receipt. Any party may change the address to which notices, requests, demands or other communications to such party shall be delivered or mailed by giving notice thereof to the other parties hereto in the manner provided herein.

2.

Survival. The representations, warranties, agreements and indemnifications of the parties contained in this Agreement or in any writing delivered pursuant to the provisions of this Agreement shall survive any investigation heretofore or hereafter made by the parties and the consummation of the transactions contemplated herein and shall continue in full force and effect after the Closing.

3.

Counterparts; Interpretation. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and this Agreement contains the sole and entire agreement among the parties with respect to the matters covered hereby. All Schedules hereto shall be deemed a part of this Agreement. This Agreement shall not be altered or amended except by an instrument in writing signed by or on behalf of all of the parties hereto. No ambiguity in any provision hereof shall be construed against a party by reason of the fact it was drafted by such party or its counsel. For purposes of this Agreement: “herein”, “hereby”, “hereunder”, “herewith”, “hereafter” and “hereinafter” refer to this Agreement in its entirety, and not to any particular subsection or paragraph. References to “including” means including without limiting the generality of any description preceding such term. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto any rights or remedies under or by reason of this Agreement.

4.

Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard exclusively in Hudson County, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County, New Jersey and the United States District Court of New Jersey, sitting in Newark, New Jersey, for the adjudication of any civil action asserted pursuant to this paragraph. Each party hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action in the forum selected hereby.

5.

Successors and Assigns; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, and successors; provided, however, that the Company may not assign this Agreement or any rights hereunder, in whole or in part.

6.

Partial Invalidity and Severability. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any terms of this Agreement not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the parties that the remaining terms hereof shall constitute their agreement with respect to the subject matter hereof and all such remaining terms shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision.

7.

Waiver. Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only if such waiver is evidenced by a writing signed by such party. No failure on the part of a party hereto to exercise, and no delay in exercising, any right, power or remedy created hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by any such party preclude any other future exercise thereof or the exercise of any other right, power or remedy. No waiver by any party hereto to any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

8.

Headings. The headings as to contents of particular paragraphs of this Agreement are inserted for convenience only and shall not be construed as a part of this Agreement or as a limitation on the scope of any terms or provisions of this Agreement.

	9.	Expenses.
14.9.1.

Structuring Fees. The Company shall pay a structuring fee to Yorkville Advisors Management, LLC of Ten Thousand Five Hundred Dollars ($10,500), which shall be paid directly from the proceeds held in escrow of the First Closing.

14.9.2.

Fees and Expenses. Each of the Company and the Buyer shall pay all costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution and delivery of this Agreement and all related documents to this transaction. The Company shall pay the Buyer a fee equal to seven and one half percent (7.5%) of the Purchase Price, which shall be paid directly from the proceeds held in escrow of each Closing.

10.

Finder’s Fees. The Buyer represent to the Company that no broker, agent, finder or other party has been retained by it in connection with the transactions contemplated hereby and that no other fee or commission have been agreed to by the Buyer to be paid for or on account of the transactions contemplated hereby. The Company represents to the Buyer that no broker, agent, finder or other party has been retained by the Company in connection with the transactions contemplated hereby and that no other fee or commission has been agreed by the Company to be paid for or on account of the transactions contemplated hereby.

11.

Gender. Where the context requires, the use of the singular form herein shall include the plural, the use of the plural shall include the singular, and the use of any gender shall include any and all genders.

	12.	Currency. All foreign currency amounts required to be converted to U.S. Dollars for purposes of this Agreement shall be converted in accordance with GAAP.
13.

Acceptance by Fax. This Agreement shall be accepted, effective and binding, for all purposes, when the parties shall have signed and transmitted to each other, by telecopier or otherwise, copies of the signature pages hereto.

14.

Attorneys Fees. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, court costs and all expenses (including, without limitation, all such fees, costs and expenses incident to appellate, bankruptcy, post-judgment and alternative dispute resolution proceedings), incurred in that action or proceeding, in addition to any other relief to which such party may be entitled.

15.

NO JURY TRIAL. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES' ACCEPTANCE OF THIS AGREEMENT.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Investment Agreement or caused this Investment Agreement to be duly executed by their duly authorized officers as of the day and year first above written.

COMPANY:
TORRENT ENERGY CORP.

By: /s/ Mark Gustafson
Name: Mark Gustafson
Title: President and CEO

BUYER:
CORNELL CAPITAL PARTNERS, LP

By: Yorkville Advisors, LLC
Its: General Partner

By: /s/ Matt Beckman
Name: Matt Beckman
Its: Member

EXHIBIT A

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

OF THE SERIES C PREFERRED SHARES

CERTIFICATE OF DESIGNATION

OF THE

SERIES C CONVERTIBLE PREFERRED STOCK

(Par Value $.01 Per Share)

OF

TORRENT ENERGY CORPORATION

The undersigned, a duly authorized officer of Torrent Energy Corporation, a Colorado corporation (the “Company”), in accordance with the provisions of Section B of the Colorado Revised Statues, DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors by unanimous written consent pursuant to Section 7 of the Colorado Revised Statues on July 12, 2005:

RESOLVED, that the Board has determined that it is in the best interests of the Company to provide for the designation of Twenty Five Thousand (25,000) shares of certain Series C Convertible Preferred Shares, par value $.01 per share (the "Series C Preferred Shares") and an issuance, to consist of Twelve Thousand Five Hundred (12,500) shares, and hereby fixes the powers, designations, preferences, and relative, participating, optional and other special rights of the shares of such Series C Preferred Shares, as follows:

DESIGNATION AND RANK

Section 1.01                 Designation. This resolution shall provide for a single series of Preferred Shares, the designation of which shall be “Series C Preferred Shares,” par value $.01 per share. The number of authorized shares constituting the Series C Preferred Shares is Twenty Five Thousand (25,000) and an issuance of Twelve Thousand Five Hundred (12,500) shares as provided in the Investment Agreement dated the date hereof between the Company and Cornell Capital Partners, LP (the “Investment Agreement”). The Series C Preferred Shares will have a liquidation preference as determined in Section 3.01 below.

Section 1.02                 Rank. With respect to the payment of dividends and other distributions on the capital stock of the Company, including distribution of the assets of the Company upon liquidation, the Series C Preferred Shares shall be senior to the common stock of the Company, par value $.001 per share (the “Common Stock”), and senior to all other series of Preferred Shares (the “Junior Stock”).

DIVIDEND RIGHTS

Section 1.03                 Dividends or Distributions. The Holders of Series C Preferred Shares shall be entitled to receive dividends or distributions on a pro rata basis according to their holdings of shares of Series C Preferred Shares in the amount of five percent (5%) per year (computed on the basis of a 365-day year and the actual days elapsed). Dividends shall be paid in cash. Dividends shall be cumulative. No cash dividends or distributions shall be declared or paid or set apart for payment on the Common Stock in any calendar year unless cash dividends or distributions on the Series C Preferred Shares for such calendar year are likewise declared and paid or set apart for payment. No declared and unpaid dividends shall bear or accrue interest.

LIQUIDATION RIGHTS

Section 1.04                 Liquidation Preference. Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary (collectively, a “Liquidation”), before any distribution or payment shall be made to any of the holders of Common Stock or any series of Preferred Shares, the holders of Series C Preferred Shares shall be entitled to receive out of the assets of the Company, whether such assets are capital, surplus or earnings, an amount equal to One Thousand Dollars ($1,000) per share of Series C Preferred Shares (the “Liquidation Amount”) plus all accumulated and unpaid dividends thereon, for each share of Series C Preferred Shares held by them.

Section 1.05                 Pro Rata Distribution. If, upon any Liquidation, the assets of the Company shall be insufficient to pay the Liquidation Amount, together with acumulated and unpaid dividends thereon, in full to all holders of Series C Preferred Shares, then the entire net assets of the Corporation shall be distributed among the holders of the Series C Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled and such distributions may be made in cash or in property taken at its fair value (as determined in good faith by the Company’s Board of Directors), or both, at the election of the Company’s Board of Directors.

Section 1.06                Merger, Consolidation or Reorganization. For purposes of this Article III, a Liquidation shall not be deemed to be occasioned by or to include the merger, consolidation or reorganization of the Company into or with another entity through one or a series of related transactions, or the sale, transfer or lease of all or substantially all of the assets of the Company.

REGISTRATION RIGHTS AND CONVERSION RIGHTS

Section 1.07                 Registration Rights. The Series C Preferred Shares shall have registration rights pursuant to the Investor Registration Rights Agreement dated July 12, 2005 between the Company and Cornell Capital Partners, LP.

Section 1.08                 Conversion. The Holders of Series C Preferred Shares shall have sole right and in their discretion to elect conversion pursuant to the conversion rights as follow (the "Conversion Rights"):

Each share of Series C Preferred Shares shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share (subject to Section 4.03 hereof), at the office of the Company’s transfer agent, pursuant to the Irrevocable Transfer Agent Instructions dated the date hereof, for the Series C Preferred Shares into such number of fully paid and non-assessable shares of Common Stock equal to the sum of (i) the Liquidation Amount of the Series C Preferred Shares plus (ii) all accrued but unpaid dividends thereon, divided by the Conversion Price (as defined below). The “Conversion Price” shall be equal to the lower of (i) Three Dollars ($3.00) per share, (the “Fixed Price”) which shall be adjusted in the event of a subdivision or combination of shares, or (ii) eighty five percent (85%) of the average of the volume weighted average prices (“VWAP”) of the Common Stock for each of the five (5) Trading Days immediately preceding the date of conversion (“Market Driven Price”). The VWAP shall be determined using price quotations from Bloomberg, LP. “Trading Day” shall mean any day during which the New York Stock Exchange shall be open for business.

Each share of Series C Preferred Shares shall automatically convert into shares of Common Stock at the Conversion Price then in effect immediately upon the consummation of the occurrence of a stock acquisition, merger, consolidation or reorganization of the Company into or with another entity through one or a series of related transactions, or the sale, transfer or lease (but not including a transfer by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Company.

Each shares of Series C Preferred Shares shall automatically convert into shares of Common Stock at the Conversion Price then in effect immediately upon the second anniversary of the date of issuance of each share.

Section 1.09	Conversion Limitations.

The holder of the Series C Preferred Shares shall only be entitled to convert up to an aggregate of Nine Hundred Fifty Thousand Dollars ($950,000) of the Series C Preferred Shares in any thirty (30) calendar day period, provided however, that in no event shall the holder of the Series C Preferred Shares be entitled to convert more than an aggregate of Seven Hundred Fifty Thousand ($750,000) of the Series C Preferred Shares at the Market Driven Price in any thirty (30) calendar day period. The Company, in its discretion, may waive the conversion limitations set forth in the preceding sentence. Upon the occurrence of an Event of Default, the holder of the Series C Preferred Shares, in its sole discretion, may, notwithstanding any limitations contained in this Certificate of Designations or the Investment Agreement, convert all the Series C Preferred Shares outstanding and accrued but unpaid dividends thereon into shares of Common Stock as outlined herein.

Section 1.10                 Adjustments. The Conversion Price of the Series C Preferred Shares as described in Section 4.02 above shall be adjusted from time to time as follows:

In the event of any reclassification of the Common Stock or recapitalization involving Common Stock (excluding a subdivision, or combination of shares or any other event described in this Section 4.02) the holders of the Series C Preferred Shares shall thereafter be entitled to receive, and provision shall be made therefor in any agreement relating to the reclassification or recapitalization, upon conversion of the Series C Preferred Shares, the kind and number of shares of Common Stock or other securities or property (including cash) to which such holders of Series C Preferred Shares would have been entitled if they had held the number of shares of Common Stock into which the Series C Preferred Shares was convertible immediately prior to such reclassification or recapitalization; and in any such case appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series C Preferred Shares, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, other securities, or property thereafter receivable upon conversion of the Series C Preferred Shares. An adjustment made pursuant to this subparagraph (a) shall become effective at the time at which such reclassification or recapitalization becomes effective.

In the event the Company shall declare a distribution payable in securities of other entities or persons, evidences of indebtedness issued by the Company or other entities or persons, assets (excluding cash dividends) or options or rights not referred to in Section 4.02 above, the holders of the Series C Preferred Shares shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Company into which their shares of Series C Preferred Shares are convertible as of the record date fixed for the determination of the holders of shares of Common Stock of the Company entitled to receive such distribution or if no such record date is fixed, as of the date such distribution is made.

Section 1.11	Procedures for Conversion.

In order to exercise conversion rights pursuant to Section 4.02 above, the holder of the Series C Preferred Shares to be converted shall deliver an irrevocable written notice of such exercise to the transfer agent of the Company (the “Transfer Agent”) pursuant to the Irrevocable Transfer Agent Instructions dated as of July 12, 2005, with a copy to the Company. The holder of any shares of Series C Preferred Shares shall, upon any conversion of such Series C Preferred Shares in accordance with this Section 4, surrender certificates representing the Series C Preferred Shares to the Company’s Transfer Agent, and specify the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such holder shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes (if transfer is to a person or entity other than the holder thereof) payable upon the issuance of shares of Common Stock in such name or names. As promptly as practicable, and, if applicable, after payment of all transfer taxes (if transfer is to a person or entity other than the holder thereof), the Company shall cause its Transfer Agent to deliver or cause to be delivered certificates representing the number of validly issued, fully paid and nonassessable shares of Common Stock to which the holder of the Series C Preferred Shares so converted shall be entitled. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the date of receipt by the Transfer Agent or the Company of any notice of conversion pursuant to this Section 4. Upon conversion of any shares of Series C Preferred Shares, such shares shall cease to constitute shares of Series C Preferred Shares and shall represent shares of common stock into which they have been converted.

In connection with the conversion of any shares of Series C Preferred Shares, no fractions of shares of Common Stock shall be issued, but the Company shall pay cash in lieu of such fractional interest in an amount equal to the product of the Conversion Price and such fractional interest.

The Company shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock of the Company issuable upon the conversion of all outstanding shares of Series C Preferred Shares. In the event that the Company does not have a sufficient number of shares of authorized and unissued Common Stock necessary to satisfy the full conversion of the shares of Series C Preferred Shares, then the Company shall call and hold a meeting of the shareholders within thirty (30) calendar days of such occurrence for the sole purpose of increasing the number of authorized shares of Common Stock. The Company’s Board of Directors shall recommend to shareholders a vote in favor of such proposal and shall vote all shares held by them, in proxy or otherwise, in favor of such proposal. This remedy is not intended to limit the remedies available to the holders of the Series C Preferred Shares, but is intended to be in addition to any other remedies, whether in contract, at law or in equity.

Section 1.12                 Notices of Record Date. In the event that the Company shall propose at any time: (i) to declare any dividend or distribution upon any class or series of capital stock, whether in cash, property, stock or other securities; (ii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iii) to merge or consolidate with or into any other corporation, or to sell, lease or convey all or substantially all of its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, the Company shall mail to each holder of Series C Preferred Shares:

at least twenty (20) days' prior written notice of the date on which a record shall be taken for such dividend or distribution (and specifying the date on which the holders of the affected class or series of capital stock shall be entitled thereto) or for determining the rights to vote, if any, in respect of the matters referred to in Sections 4.04 (b); and

in the case of the matters referred to in Section 4.04 (b) above, written notice of such impending transaction not later than twenty (20) days prior to the shareholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holder in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction (and specify the date on which the holders of shares of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event) and the Company shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Company has given the first notice provided for herein or sooner than ten (10) days after the Company has given notice of any material changes provided for herein.

Section 1.13                 Limitations of Conversion. Subject to the Termination Rights specified in Section 4.07(b) hereof, the Conversion Rights specified herein shall be subject to the following limitations:

No holder of the shares of Series C Preferred Shares shall be entitled to convert the Series C Preferred Shares to the extent, but only to the extent, that such conversion would, upon giving effect to such conversion, cause the aggregate number of shares of Common Stock beneficially owned by such holder to exceed 4.99% of the outstanding shares of Common Stock following such conversion (which provision may be waived by such holder by written notice from such holder to the Company, which notice shall be effective sixty one (61) days after the date of such notice).

The limitations on the Conversion Rights specified in Section 4.07(a) hereof shall terminate (the “Termination Rights”) if there is a Change in Control of the Company (as defined below). For the purpose of hereof, a “Change in Control” of the Company has occurred when: (i) any person

(defined herein to mean any person within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)), other than the Company, or an employee benefit plan established by the Board of Directors of the Company, acquires, directly or indirectly, the beneficial ownership (determined under Rule 13d-3 of the regulations promulgated by the Securities and Exchange Commission under Section 13(d) of the Exchange Act) of securities issued by the Company having forty percent (40%) or more of the voting power of all of the voting securities issued by the Company in the election of directors at the meeting of the holders of voting securities to be held for such purpose; or (ii) a majority of the directors elected at any meeting of the holders of voting securities of the Company are persons who were not nominated for such election by the Board of Directors of the Company or a duly constituted committee of the Board of Directors of the Company having authority in such matters; or (iii) the Company merges or consolidates with or transfers substantially all of its assets to another person; (iv) a change in the Chief Executive Officer of the Company from that person that serves in such position on the date hereof.

EVENTS OF DEFAULT

Section 1.14                 Events of Default. An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

The Company shall fail to observe or perform any covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision contained herein or in any Transaction Document (as defined in the Investment Agreement) which is not cured within any applicable cure period;

The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other similar proceeding which remains undismissed for a period of sixty one (61) days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;

The Common Stock shall cease to be quoted for trading or listed for trading on the American Stock Exchange, Nasdaq OTC Bulletin Board (“OTC”), Nasdaq SmallCap Market, New York Stock Exchange or the Nasdaq National Market (each, a “Subsequent Market”) and shall not again be quoted or listed for trading thereon within five (5) Trading Days of such delisting; or

The Company shall fail for any reason to deliver Common Stock certificates to a holder prior to the fifth (5th) Trading Day after a conversion or the Company shall provide notice to the holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversions of the Series C Preferred Shares in accordance with the terms hereof.

Section 1.15                 During the time that any portion of the Series C Preferred Shares is outstanding, if any Event of Default has occurred, the holders shall have the right (but not the obligation) to convert the entire amount of the Series C Preferred Shares outstanding as provided for herein. Upon an Event of Default, notwithstanding any other provision contained herein or any Transaction Document, the holder shall have no obligation to comply with or adhere to any limitations, if any, on the conversion or sale of the Series C Preferred Shares.

NO VOTING RIGHTS

Section 1.16                 General. The Series C Preferred Shares shall not have any voting rights except as provided under the laws of the state of Colorado.

REDEMPTION RIGHTS

Section 1.17                 After providing ten (10) days’ advance written notice to the holders of the Series C Preferred Shares, the Company shall have the right to redeem (unless otherwise prevented by law) any outstanding shares of Series C Preferred Shares at an amount equal to One Hundred Twenty percent (120%) of the Liquidation Amount, plus accrued but unpaid dividends thereon (the “Redemption Price”). The Company shall consummate the redemption and pay the Redemption Price within twenty (20) days of such written notice. The Redemption Price shall be paid in immediately available funds.

MISCELLANEOUS

Section 1.18                 Headings of Subdivisions. The headings of the various Sections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

Section 1.19                 Severability of Provisions. If any right, preference or limitation of the Series C Preferred Shares set forth herein (as this resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be signed, under penalties of perjury, by Mark Gustafson, its President and CEO.

Dated: July 12, 2005 TORRENT ENERGY CORPORATION

By:/s/ Mark Gustafson
Name: Mark Gustafson
Title: President and CEO

EXHIBIT B

FORM OF INVESTOR REGISTRATION RIGHTS AGREEMENT

INVESTOR REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of July 12, 2005, by and among TORRENT ENERGY CORP. a corporation organized and existing under the laws of the state or Colorado (the “Company”) and CORNELL CAPITAL PARTNERS, LP, a Delaware limited partnership (the “Investor”).

WHEREAS:

A.         The parties hereto have entered into an Investment Agreement (the “Investment Agreement”) of even date herewith.

B.	This Agreement is a condition precedent of the Investment Agreement.

C.         To induce the Investor to execute and deliver the Investment Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations there under, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.  DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

(a)        “Person” means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

(b)        “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis (“Rule 415”), and the declaration or ordering of effectiveness of such Registration Statement(s) by the United States Securities and Exchange Commission (the “SEC”).

(c)        “Registrable Securities” means the shares of Common Stock issuable to the Investor upon conversion of the Series C Preferred Shares (the “Series C Preferred Shares”) pursuant to the Investment Agreement.

(d)        “Registration Statement” means a registration statement under the 1933 Act which covers the Registrable Securities.

2.  REGISTRATION.

(a)        Subject to the terms and conditions of this Agreement, the Company shall prepare and file, no later than sixty (60) days from the date hereof (the “Scheduled Filing Deadline”), with the SEC a registration statement on Form S-1 or SB-2 (or, if the Company is then eligible, on Form S-3) under the 1933 Act (the “Initial Registration Statement”) for the registration for the resale by the Investor of at least 12,500,000 shares of the Registrable Securities. The Company shall cause the Registration Statement to remain effective until all of the Registrable Securities have been sold.

(b)        Effectiveness of the Initial Registration Statement. The Company shall use its best efforts (i) to have the Initial Registration Statement declared effective by the SEC no later than one hundred fifty (150) days after the filing thereof (the “Scheduled Effective Deadline”) and (ii) to insure that the Initial Registration Statement and any subsequent Registration Statement remains in effect until all of the Registrable Securities have been sold, subject to the terms and conditions of this Agreement. It shall be an event of default hereunder if the Initial Registration Statement is not declared effective by the SEC within one hundred fifty (150) days after filing thereof.

(c)        Failure to File or Obtain Effectiveness of the Registration Statement. In the event the Registration Statement is not filed by the Scheduled Filing Deadline or is not declared effective by the SEC on or before the Scheduled Effective Deadline, or if after the Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to the Registration Statement (whether because of a failure to keep the Registration Statement effective, failure to disclose such information as is necessary for sales to be made pursuant to the Registration Statement, failure to register sufficient shares of Common Stock or otherwise in addition to filing a new registration statement or post effective amendment within thirty (30) calendar days of determining that there are insufficient shares of Common Stock registered), then as relief for the damages to any holder of Registrable Securities by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies at law or in equity), the Company will pay as liquidated damages (the “Liquidated Damages”) to the holder, at the holder’s option, either a cash amount or shares of the Company’s Common Stock equal to two percent (2%) of the Liquidation Amount (as defined in the Certificate of Designation of Series C Convertible Preferred Shares) outstanding as Liquidated Damages for each thirty (30) day period or any part thereof after the Scheduled Filing Deadline or the Scheduled Effective Deadline as the case may be. Any Liquidated Damages payable hereunder shall not limit, prohibit or preclude the Investor from seeking any other remedy available to it under contract, at law or in equity. The Company shall pay the Investor the Liquidated Damages within three (3) business days of the Investor making written demand.

(d)        Liquidated Damages. The Company and the Investor hereto acknowledge and agree that the sums payable under subsection 2(c) above shall constitute liquidated damages and not penalties and are in addition to all other rights of the Investor, including the right to call a default. The parties further acknowledge that (i) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (ii) the amounts specified in such subsections bear a reasonable relationship to, and are not plainly or grossly disproportionate to the probable loss likely to be incurred in connection with any failure by the Company to obtain or maintain the effectiveness of a Registration Statement, (iii) one of the reasons for the Company and the Investor reaching an agreement as to such amounts was the uncertainty and cost of litigation regarding the question of actual damages, and (iv) the Company and the Investor are sophisticated business parties and have been represented by sophisticated and able legal counsel and negotiated this Agreement at arm’s length.

(e)        Insufficient Number of Registered Shares. In the event that the number of registered shares is insufficient to effectuate full conversion of the Series C Preferred Shares into Common Stock of the Company, the Company shall within thirty (30) calendar days of the issuance of all of the Registrable Securities (the “Subsequent Scheduled Filing Deadline”) the Company shall prepare and file with the SEC a registration statement on Form S-1 or SB-2 (or, if the Company is then eligible, on Form S-3) under the 1933 Act (the “Subsequent Registration Statement”) for the registration for the resale by the Investor of the shares of the Company’s Common Stock to be issued upon conversion of the Series C Preferred Shares issued pursuant to the Investment Agreement an amount equal to three (3) times the number of Shares of the Company’s Common Stock necessary to effectuate conversions of the then outstanding and unconverted Series C Preferred Shares. The Company shall cause the Registration Statement to remain effective until all of the Registrable Securities have been sold. The Company shall use its best efforts (i) to have the Registration Statement declared effective by the SEC no later than ninety (90) days after the filing thereof (the “Subsequent Scheduled Effective Deadline”) and (ii) to insure that the Registration Statement and any Subsequent Registration Statement remains in effect until all of the Registrable Securities have been sold, subject to the terms and conditions of this Agreement. It shall be an event of default hereunder if the Registration Statement or any Subsequent Registration Statement is not declared effective by the SEC within ninety (90) days after filing thereof.

3.  RELATED OBLIGATIONS.

(a)        The Company shall keep the Registration Statement effective pursuant to Rule 415 at all times until the date on which the Investor shall have sold all the Registrable Securities covered by such Registration Statement (the “Registration Period”), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(b)        The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company’s filing a report on Form 10-KSB, Form 10-QSB or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Company shall incorporate such report by reference into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement.

(c)        The Company shall furnish to the Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) at least one (1) copy of such Registration Statement as declared effective by the SEC and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) ten (10) copies of the final prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (iii) such other documents as the Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such the Investor.

(d)        The Company shall use its best efforts to (i) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Investor reasonably request, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (w) make any change to its certificate of incorporation or by-laws, (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(e)        As promptly as practicable after becoming aware of such event or development, the Company shall notify each Investor in writing of the happening of any event as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to each Investor. The Company shall also promptly notify each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to each Investor by facsimile on the same day of such effectiveness), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

(f)         The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction within the United States of America and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(g)        At the reasonable request of any Investor, the Company shall furnish to such Investor, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as an Investor may reasonably request (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Investor.

(h)        Upon five (5) days prior written notice by the Investor, which notice shall not be given more than one (1) time per calendar quarter, the Company shall make available for inspection by (i) any Investor and (ii) one (1) firm of accountants or other agents retained by the Investor (collectively, the “Inspectors”) all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree, and each Investor hereby agrees, to hold in strict confidence and shall not make any disclosure (except to an Investor) or use any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector and the Investor have knowledge. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential.

(i)         The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(j)         The Company shall use its best efforts either to cause all the Registrable Securities covered by a Registration Statement (i) to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or (ii) the inclusion for quotation on the National Association of Securities Dealers, Inc. OTC Bulletin Board for such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(j).

(k)        The Company shall cooperate with the Investor who hold Registrable Securities being offered and, to the extent applicable, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investor may reasonably request and registered in such names as the Investor may request.

(l)         The Company shall use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

(m)       The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a twelve (12) month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of the Registration Statement.

(n)        The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

(o)        Within two (2) business days after a Registration Statement which covers Registrable Securities is declared effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investor whose Registrable Securities are included in such

Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A.

(p)        The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of Registrable Securities pursuant to a Registration Statement.

4.  OBLIGATIONS OF THE INVESTOR.

The Investor agree that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) or the first sentence of 3(e), such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor’ receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended certificates for shares of Common Stock to a transferee of an Investor in accordance with the terms of the Investment Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(f) or the first sentence of 3(e) and for which the Investor have not yet settled.

5.  EXPENSES OF REGISTRATION.

All expenses incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers, legal and accounting fees shall be paid by the Company.

6.  INDEMNIFICATION.

With respect to Registrable Securities which are included in a Registration Statement under this Agreement:

(a)        To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, their respective general partners, the directors, officers, partners, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation there under relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). The Company shall reimburse the Investor and each such controlling person promptly as such expenses are incurred and are due and payable, for any legal fees or disbursements or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (x) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; (y) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3(c); and (z) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary herein or in any other agreement entered into between the Company and the Investor, the Company acknowledges and agrees that it is solely responsible and shall indemnify each Indemnified Person for the contents of any registration statement, prospectus or other filing made with the SEC or otherwise used in the offering of the Company’s securities (except as such disclosure relates solely to the Investor and then only to the extent that such disclosure conforms with information furnished in writing by the Investor to the Company), even if the Investor or their agents as an accommodation to the Company participate or assist in the preparation of such registration statement, prospectus or other SEC filing. The Company shall retain its own legal counsel to review, edit, confirm and do all things such counsel deems necessary or desirable to such registration statement, prospectus or other SEC filing to ensure that it does not contain an untrue statement or alleged untrue statement of material fact or omit or alleged to omit a material fact necessary to make the statements made therein, in light of the circumstances under which the statements were made, not misleading. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investor.

(b)        In connection with a Registration Statement, each Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers, employees, representatives, or agents and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the

1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or is based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 6(d), such Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investor . Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the prospectus was corrected and such new prospectus was delivered to each Investor prior to such Investor’s use of the prospectus to which the Claim relates.

(c)        Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one (1) counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(d)        The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(e)        The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.  CONTRIBUTION.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

8.  REPORTS UNDER THE 1934 ACT.

With a view to making available to the Investor the benefits of Rule 144 promulgated under the 1933 Act or any similar rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration (“Rule 144”) the Company agrees to:

(a)        make and keep public information available, as those terms are understood and defined in Rule 144;

(b)        file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents as are required by the applicable provisions of Rule 144; and

(c)        furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration.

9.  AMENDMENT OF INVESTOR REGISTRATION RIGHTS .

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor who then hold at least two-thirds (2/3) of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to fewer than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

10.  MISCELLANEOUS.

(a)        A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two (2) or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

(b)        Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:	Torrent Energy Corp.
#600, 666 Burrard Street
Vancouver, British Columbia
Canada V6C 2X8
Attention: Mark Gustafson
Telephone: (604) 639-3118
Facsimile: (604) 688-1320

With Copy to:	Clark Wilson LLP
#800, 885 W. Georgia Street
Vancouver, British Columbia
Canada V6C 3H1
Attention: Bernard Pinsky
Telephone: (604) 643-3153
Facsimile: (604) 687-6314

If to the Investor:	Cornell Capital Partners, LP
101 Hudson Street, Suite 3700
Jersey City, NJ 07302
Attention: Mark A. Angelo
Telephone: (201) 985-8300
Facsimile: (201) 985-8744

With Copy to:	David Gonzalez, Esq.
101 Hudson Street, Suite 3700
Jersey City, NJ 07302
Telephone: (201) 985-8300
Facsimile: (201) 985-1964

Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(c)        Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(d)        The laws of the State of New Jersey shall govern all issues concerning the relative rights of the Company and the Investor as its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New Jersey, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New Jersey. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the Superior Courts of the State of New Jersey, sitting in Hudson County, New Jersey and federal courts for the District of New Jersey sitting Newark, New Jersey, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e)        This Agreement, the Irrevocable Transfer Agent Instructions, the Investment Agreement, the Escrow Agreement, and related documents of even date hereof by and among the Company and the Investor constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Irrevocable Transfer Agent Instructions, the Investment Agreement, the Escrow Agreement and related documents supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

(f)         This Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

(g)        The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h)        This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(i)         Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j)         The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

(k)        This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

IN WITNESS WHEREOF, the parties have caused this Investor Registration Rights Agreement to be duly executed as of day and year first above written.

COMPANY:
TORRENT ENERGY CORP.

By: /s/ Mark Gustafson
Name: Mark Gustafson
Title: President and CEO

INVESTOR:
CORNELL CAPITAL PARTNERS, LP
By: Yorkville Advisors, LLC
Its: General Partner

By: /s/ Matt Beckman
Name: Matt Beckman
Its: Member

EXHIBIT A

FORM OF NOTICE OF EFFECTIVENESS

OF REGISTRATION STATEMENT

INSERT

Attention:

Re:	TORRENT ENERGY CORP.

Ladies and Gentlemen:

We are counsel to Torrent Energy Corp., a corporation organized and existing under the laws of the state of Colorado (the “Company”), and have represented the Company in connection with that certain Investment Agreement (the “Investment Agreement”) entered into by and among the Company and Cornell Capital Partners, LP (the “Investor”) pursuant to which the Company issued to the Investor shares of its Series C Preferred Shares (the “Series C Preferred Shares”). Pursuant to the Investment Agreement, the Company also has entered into a Investor Registration Rights Agreement with the Investor (the “Investor Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Investor Registration Rights Agreement) under the Securities Act of 1933, as amended (the “1933 Act”). In connection with the Company’s obligations under the Investor Registration Rights Agreement, on ____________ ____, the Company filed a Registration Statement on Form ________ (File No. 333-_____________) (the “Registration Statement”) with the Securities and Exchange SEC (the “SEC”) relating to the Registrable Securities which names each of the Investor as a selling stockholder there under.

In connection with the foregoing, we advise you that a member of the SEC’s staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

Very truly yours,

[COMPANY COUNSEL]

By:
cc:	[LIST NAMES OF Investor]

EXHIBIT C

FORM OF ESCROW AGREEMENT

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made and entered into as of July 12, 2005 by and among TORRENT ENERGY CORP., a corporation organized and existing under the laws of the state of Colorado (the “Company”); CORNELL CAPITAL PARTNERS, LP (the “Investor”), and DAVID GONZALEZ, ESQ., as Escrow Agent hereunder (the “Escrow Agent”). Capitalized terms appearing herein but not defined herein shall have the meanings ascribed to such terms in the Investment Agreement (defined below).

BACKGROUND

WHEREAS, the Company and the Investor have entered into a Investment Agreement (the “Investment Agreement”), dated as of the date hereof, pursuant to which the Company proposes to sell to the Investor and the Investor shall purchase Series C Preferred Shares (the “Series C Preferred Shares ”) which shall be convertible into the Company’s Common Stock, par value $.001 per share (the “Common Stock”), for a total purchase price of up to Twelve Million Five Hundred Thousand Dollars ($12,500,000) (the “Purchase Price”). The Investment Agreement provides that the Investor shall deposit the Purchase Price in a segregated escrow account to be held by the Escrow Agent in order to effectuate a disbursement to the Company at closings to be held as set forth in the Investment Agreement (the “Closing”);

WHEREAS, Escrow Agent has agreed to accept, hold, and disburse the funds deposited with it in accordance with the terms of this Agreement; and

WHEREAS, in order to establish the escrow of funds and to effect the provisions of the Investment Agreement, the parties hereto have entered into this Agreement.

NOW THEREFORE, in consideration of the foregoing, it is hereby agreed as follows:

1.  Definitions. The following terms shall have the following meanings when used herein:

a.                “Escrow Funds” shall mean the Purchase Price deposited with Escrow Agent pursuant to this Agreement.

b.                “Joint Written Direction” shall mean a written direction executed by the Investor and the Company directing Escrow Agent to disburse the Escrow Funds and the Series C Preferred Shares or to take or refrain from taking any action pursuant to this Agreement.

c.                “Escrow Period” shall begin with the commencement of the Offering and shall terminate upon the earlier to occur of the following dates:

(i)         The date upon which Escrow Agent has disbursed the Escrow Funds in accordance with the terms of the Joint Written Direction to be executed between the Investor and the Company; or

(ii)         The date upon which a determination is made by the Company and the Investor to terminate the Investment Agreement in which event the Escrow Agent shall return the Escrow Funds to the Investor and the Series C Preferred Shares to the Company.

During the period from the date hereof until the Closing, the Company and the Investor are aware that they are not entitled to any funds received into escrow and no amounts deposited in the Escrow Account shall become the property of the Company or the Investor or any other entity, or be subject to the debts of the Company or the Investor or any other entity.

2.          Appointment of and Acceptance by Escrow Agent. The Investor and the Company hereby appoint Escrow Agent to serve as Escrow Agent hereunder. Escrow Agent hereby accepts such appointment and, upon receipt by wire transfer of the Escrow Funds in accordance with Section 3 below, agrees to hold and disburse the Escrow Funds in accordance with this Agreement.

a.                The parties hereto acknowledge that the Escrow Agent is general counsel to the Investor, a partner in the general partner of the Investor, and counsel to the Investor in connection with the transactions contemplated and referred herein. The parties hereto agree that in the event of any dispute arising in connection with this Escrow Agreement or otherwise in connection with any transaction or agreement contemplated and referred herein, the Escrow Agent shall be permitted to continue to represent the Investor and the Company will not seek to disqualify such counsel.

3.          Creation of Escrow Funds. On or prior to the date of the commencement of the Offering, the parties shall establish an escrow account with the Escrow Agent, which escrow account shall be entitled as follows: Torrent Energy Corp./Cornell Capital Partners, LP Escrow Account for the deposit of the Escrow Funds. The Investor will wire the Purchase Price to the account of the Escrow Agent as follows:

Bank:	Wachovia, N.A. of New Jersey
Routing #:	031201467
Account #:	2000014931134
Name on Account:	David Gonzalez Attorney Trust Account
Name on Sub-Account:	Torrent Energy Corp./Cornell Capital Partners, LP Escrow account

4.          Deposits into the Escrow Account. The Investor agree that it shall promptly deliver the Purchase Price for the payment of the Series C Preferred Shares to the Escrow Agent for deposit in the Escrow Account.

5.	Disbursements from the Escrow Account.

a.                Upon execution of the Investment Agreement and all related transaction documents, and pending the Closing, the Investor shall deliver to the Escrow Agent the Purchase Price and the company shall deliver to the Escrow Agent the Series C Preferred Shares. Upon receipt of the Purchase Price and the Series C Preferred Shares, the Escrow Agent shall notify the Company and the Investor. On the Closing Date, on the terms and subject to the conditions contained in the Investment Agreement, the Investor and the Company shall execute and deliver a Joint Written Direction directing the Escrow Agent to disburse the Escrow Funds and deliver the Series C Preferred Shares pursuant to such Joint Written Direction, at which time the Escrow Agent shall (i) wire the Escrow Funds, minus the unpaid structuring fees and expenses of Yorkville Advisors Management, LLC, and in accordance with the Joint Written Direction, to the Company, and (ii) deliver the Series C Preferred Shares to the Investor. In disbursing the Escrow Funds and delivering the Series C Preferred Shares, the Escrow Agent is authorized to rely upon such Joint Written Direction from the Company and the Investor and may accept any signatory from the Company listed on the signature page to this Agreement and any signature from the Investor that Escrow Agent already has on file.

b.                In the event the parties terminate the Investment Agreement or the conditions to the Closing contained in the Investment Agreement are not fulfilled, the Escrow Agent shall, upon written notification to the parties, return the Escrow Funds to Investor and return the Series C Preferred Shares to the Company.

6.          Collection Procedure. Escrow Agent is hereby authorized to deposit the proceeds of each wire in the Escrow Account.

7.          Suspension of Performance: Disbursement Into Court. If at any time, there shall exist any dispute between the Company and the Investor with respect to holding or disposition of any portion of the Escrow Funds or any other obligations of Escrow Agent hereunder, or if at any time Escrow Agent is unable to determine, to Escrow Agent’s sole satisfaction, the proper disposition of any portion of the Escrow Funds or Escrow Agent’s proper actions with respect to its obligations hereunder, or if the parties have not within thirty (30) days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 9 hereof, appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

a.                Suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall be appointed (as the case may be); provided however, Escrow Agent shall continue to invest the Escrow Funds in accordance with Section 8 hereof; and/or

b.                Petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in any venue convenient to Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required by law, pay into such court, for holding and disposition in accordance with the instructions of such court, all funds held by it in the Escrow Funds, after deduction and payment to Escrow Agent of all fees and expenses (including court costs and attorneys’ fees) payable to, incurred by, or expected to be incurred by Escrow Agent in connection with performance of its duties and the exercise of its rights hereunder.

c.                Escrow Agent shall have no liability to the Company, the Investor, or any person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of funds held in the Escrow Funds or any delay in with respect to any other action required or requested of Escrow Agent.

8.          Investment of Escrow Funds. Escrow Agent shall deposit the Escrow Funds in a non-interest bearing account.

If Escrow Agent has not received a Joint Written Direction at any time that an investment decision must be made, Escrow Agent shall maintain the Escrow Funds, or such portion thereof, as to which no Joint Written Direction has been received, in a non-interest bearing account.

9.          Resignation and Removal of Escrow Agent. Escrow Agent may resign from the performance of its duties hereunder at any time by giving thirty (30) days’ prior written notice to the parties or may be removed, with or without cause, by the parties, acting jointly, by furnishing a Joint Written Direction to Escrow Agent, at any time by the giving of ten (10) days’ prior written notice to Escrow Agent as provided herein below. Upon any such notice of resignation or removal, the representatives of the Investor and the Company identified in Sections 13a.(iv) and 13b.(iv), below, jointly shall appoint a successor Escrow Agent hereunder, which shall be a commercial bank, trust company or other financial institution with a combined capital and surplus in excess of $10,000,000.00. Upon the acceptance in writing of any appointment of Escrow Agent hereunder by a successor Escrow Agent, such successor Escrow Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent, and the retiring Escrow Agent shall be discharged from its duties and obligations under this Escrow Agreement, but shall not be discharged from any liability for actions taken as Escrow Agent hereunder prior to such succession. After any retiring Escrow Agent’s resignation or removal, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement. The retiring Escrow Agent shall transmit all records pertaining to the Escrow Funds and shall pay all funds held by it in the Escrow Funds to the successor Escrow Agent, after making copies of such records as the retiring Escrow Agent deems advisable and after deduction and payment to the retiring Escrow Agent of all fees and expenses (including court costs and attorneys’ fees) payable to, incurred by, or expected to be incurred by the retiring Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.

10.	Liability of Escrow Agent.

a.                Escrow Agent shall have no liability or obligation with respect to the Escrow Funds except for Escrow Agent’s willful misconduct or gross negligence. Escrow Agent’s sole responsibility shall be for the safekeeping, investment, and disbursement of the Escrow Funds in accordance with the terms of this Agreement. Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice or any fact or circumstance not specifically set forth herein. Escrow Agent may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained herein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and conform to the provisions of this Agreement. In no event shall Escrow Agent be liable for incidental, indirect, special, and consequential or punitive damages. Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds, any account in which Escrow Funds are deposited, this Agreement or the Purchase Agreement, or to appear in, prosecute or defend any such legal action or proceeding. Escrow Agent may consult legal counsel selected by it in any event of any dispute or question as to construction of any of the provisions hereof or of any other agreement or its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instructions of such counsel. The Company and the Investor jointly and severally shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

b.                Escrow Agent is hereby authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Funds, without determination by Escrow Agent of such court’s jurisdiction in the matter. If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in any case any order judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ judgment or decree which it is advised by legal counsel selected by it, binding upon it, without the need for appeal or other action; and if Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

11.        Indemnification of Escrow Agent. From and at all times after the date of this Agreement, the parties jointly and severally, shall, to the fullest extent permitted by law and to the extent provided herein, indemnify and hold harmless Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent (collectively, the “Indemnified Parties”) against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorney’s fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action, or proceeding (including any inquiry or investigation) by any person, including without limitation the parties to this Agreement, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transaction contemplated herein, whether or not any such Indemnified Party is a party to any such action or proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted from the gross negligence or willful misconduct of such Indemnified Party. If any such action or claim shall be brought or asserted against any

Indemnified Party, such Indemnified Party shall promptly notify the Company and the Investor hereunder in writing, and the Investor and the Company shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Such Indemnified Party shall, in its sole discretion, have the right to employ separate counsel (who may be selected by such Indemnified Party in its sole discretion) in any such action and to participate and to participate in the defense thereof, and the fees and expenses of such counsel shall be paid by such Indemnified Party, except that the Investor and/or the Company shall be required to pay such fees and expense if (a) the Investor or the Company agree to pay such fees and expenses, or (b) the Investor and/or the Company shall fail to assume the defense of such action or proceeding or shall fail, in the sole discretion of such Indemnified Party, to employ counsel reasonably satisfactory to the Indemnified Party in any such action or proceeding, (c) the Investor and the Company are the plaintiff in any such action or proceeding or (d) the named or potential parties to any such action or proceeding (including any potentially impleaded parties) include both the Indemnified Party, the Company and/or the Investor and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company or the Investor. The Investor and the Company shall be jointly and severally liable to pay fees and expenses of counsel pursuant to the preceding sentence, except that any obligation to pay under clause (a) shall apply only to the party so agreeing. All such fees and expenses payable by the Company and/or the Investor pursuant to the foregoing sentence shall be paid from time to time as incurred, both in advance of and after the final disposition of such action or claim. The obligations of the parties under this section shall survive any termination of this Agreement, and resignation or removal of the Escrow Agent shall be independent of any obligation of Escrow Agent.

The parties agree that neither payment by the Company or the Investor of any claim by Escrow Agent for indemnification hereunder shall impair, limit, modify, or affect, as between the Investor and the Company, the respective rights and obligations of Investor, on the one hand, and the Company, on the other hand.

12.        Expenses of Escrow Agent. Except as set forth in Section 11 the Company shall reimburse Escrow Agent for all of its reasonable out-of-pocket expenses, including attorneys’ fees, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like. All of the compensation and reimbursement obligations set forth in this Section shall be payable by the Company, upon demand by Escrow Agent. The obligations of the Company under this Section shall survive any termination of this Agreement and the resignation or removal of Escrow Agent.

13.	Representations and Warranties.

a.                The Investor makes the following representations and warranties to Escrow Agent:

(i)         The Investor has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(ii)         This Agreement has been duly approved by all necessary action of the Investor, including any necessary approval of the limited partners of the Investor or necessary corporate approval, as applicable, has been executed by duly authorized officers of the Investor, enforceable in accordance with its terms.

(iii)        The execution, delivery, and performance of the Investor of this Agreement will not violate, conflict with, or cause a default under any agreement of limited partnership of Investor or the articles of incorporation or bylaws of the Investor (as applicable), any applicable law or regulation, any court order or administrative ruling or degree to which the Investor is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement.

(iv)        Mark Angelo has been duly appointed to act as the representative of the Investor hereunder and has full power and authority to execute, deliver, and perform this Escrow Agreement, to execute and deliver any Joint Written Direction, to amend, modify, or waive any provision of this Agreement, and to take any and all other actions as the Investor’ representatives under this Agreement, all without further consent or direction form, or notice to, the Investor or any other party.

(v)        No party other than the parties hereto and the Investor has, or shall have, any lien, claim or security interest in the Escrow Funds or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof.

(vi)        All of the representations and warranties of the Investor contained herein are true and complete as of the date hereof and will be true and complete at the time of any disbursement from the Escrow Funds.

b.                The Company makes the following representations and warranties to the Escrow Agent:

(i)         The Company is a corporation duly organized, validly existing, and in good standing under the laws of the state of Colorado and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(ii)         This Agreement has been duly approved by all necessary corporate action of the Company, including any necessary shareholder approval, has been executed by duly authorized officers of the Company, enforceable in accordance with its terms.

(iii)        The execution, delivery, and performance by the Company of this Agreement is in accordance with the Investment Agreement and will not violate, conflict with, or cause a default under the certificate of incorporation or bylaws of the Company, any applicable law or regulation, any court order or administrative ruling or decree to which the Company is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement, including without limitation to the Investment Agreement, to which the Company is a party.

(iv)        Mark Gustafson has been duly appointed to act as the representative of the Company hereunder and has full power and authority to execute, deliver,

and perform this Agreement, to execute and deliver any Joint Written Direction, to amend, modify or waive any provision of this Agreement and to take all other actions as the Company’s Representative under this Agreement, all without further consent or direction from, or notice to, the Company or any other party.

(v)        No party other than the parties hereto and the Investor has, or shall have, any lien, claim or security interest in the Escrow Funds or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof.

(vi)        All of the representations and warranties of the Company contained herein are true and complete as of the date hereof and will be true and complete at the time of any disbursement from the Escrow Funds.

14.        Consent to Jurisdiction and Venue. In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Agreement, the parties hereto agree that the United States District Court for the District of New Jersey shall have the sole and exclusive jurisdiction over any such proceeding. If all such courts lack federal subject matter jurisdiction, the parties agree that the Superior Court Division of New Jersey, Chancery Division of Hudson County shall have sole and exclusive jurisdiction. Any of these courts shall be proper venue for any such lawsuit or judicial proceeding and the parties hereto waive any objection to such venue. The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept the service of process to vest personal jurisdiction over them in any of these courts.

15.        Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been validly served, given or delivered five (5) days after deposit in the United States mails, by certified mail with return receipt requested and postage prepaid, when delivered personally, one (1) day delivered to any overnight courier, or when transmitted by facsimile transmission and upon confirmation of receipt and addressed to the party to be notified as follows:

If to Investor, to:	Cornell Capital Partners, LP
101 Hudson Street – Suite 3700
Jersey City, NJ 07302
Attention: Mark Angelo
Portfolio Manager
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

If to the Escrow Agent:	David Gonzalez, Esq.
101 Hudson Street – Suite 3700
Jersey City, NJ 07302
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

If to the Company, to:	Torrent Energy Corp.
#600, 666 Burrard Street
Vancouver, British Columbia
Canada V6C 2X8
Attention: Mark Gustafson
Telephone: (604) 639-3118
Facsimile: (604) 688-1320

With a copy to:	Clark Wilson LLP
#800, 885 W. Georgia Street
Vancouver, British Columbia
Canada V6C 3H1
Attention: Bernard Pinsky
Telephone: (604) 643-3153
Facsimile: (604) 687-6314

Or to such other address as each party may designate for itself by like notice.

16.        Amendments or Waiver. This Agreement may be changed, waived, discharged or terminated only by a writing signed by the parties hereto. No delay or omission by any party in exercising any right with respect hereto shall operate as waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

17.        Severability. To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition, or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

18.        Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of New Jersey without giving effect to the conflict of laws principles thereof.

19.        Entire Agreement. This Agreement constitutes the entire Agreement between the parties relating to the holding, investment, and disbursement of the Escrow Funds and sets forth in their entirety the obligations and duties of the Escrow Agent with respect to the Escrow Funds.

20.        Binding Effect. All of the terms of this Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective heirs, successors and assigns of the Investor, the Company, or the Escrow Agent.

21.        Execution of Counterparts. This Agreement and any Joint Written Direction may be executed in counter parts, which when so executed shall constitute one and same agreement or direction.

22.        Termination. Upon the first to occur of the disbursement of all amounts in the Escrow Funds pursuant to Joint Written Directions or the disbursement of all amounts in the Escrow Funds into court pursuant to Section 7 hereof, this Agreement shall terminate and Escrow Agent shall have no further obligation or liability whatsoever with respect to this Agreement or the Escrow Funds.

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IN WITNESS WHEREOF the parties have hereunto set their hands and seals the day and year above set forth.

TORRENT ENERGY CORP.

By:/s/ Mark Gustafson
Name: Mark Gustafson
Title: President and CEO

INVESTOR
CORNELL CAPITAL PARTNERS, LP
By: Yorkville Advisors, LLC
Its: General Partner

By:/s/ Matt Beckman
Name: Matt Beckman
Title: Member

By:/s/ David Gonzalez
Name: David Gonzalez, Esq.

EXHIBIT D

FORM IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

July 12, 2005

Computer Share Trust Company
350 Indiana Street – 8th Floor
Golden, Colorado 80401

RE:	TORRENT ENERGY CORP.

Ladies and Gentlemen:

Reference is made to that certain Investment Agreement (the “Investment Agreement”) of even date herewith by and between Torrent Energy Corp., a corporation organized and existing under the laws of the state of Colorado (the “Company”) and Cornell Capital Partners, LP (the “Buyer”). Pursuant to the Investment Agreement, the Company has sold to the Buyer, and the Buyer have purchased from the Company Series C Preferred Shares (the “Series C Preferred Shares”) in the aggregate principal amount of Twelve Million Five Hundred Thousand Dollars ($12,500,000) which is convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at the Buyer’s discretion. These instructions relate to the following stock or proposed stock issuances or transfers:

1.          The Company has agreed to issue to the Buyer shares of the Company’s Common Stock upon conversion of the Series C Preferred Shares (“Conversion Shares”).

This letter shall serve as our irrevocable authorization and direction to Computer Share Trust Company (the Transfer Agent”) to do the following:

2.	Conversion Shares.
a.

Instructions Applicable to Transfer Agent. With respect to the Conversion Shares, the Transfer Agent shall issue the Conversion Shares to the Buyer from time to time upon delivery to the Transfer Agent of a properly completed and duly executed Conversion Notice (the “Conversion Notice”), in the form attached hereto as Exhibit I, delivered on behalf of the Company to the Transfer Agent by the Escrow Agent. Upon receipt of a Conversion Notice, the Transfer Agent shall within three (3) Trading Days thereafter (i) issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the

Buyer or its designees, for the number of shares of Common Stock to which the Buyer shall be entitled as set forth in the Conversion Notice or (ii) provided the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Buyer, credit such aggregate number of shares of Common Stock to which the Buyer shall be entitled to the Buyer or its designees’ balance account with DTC through its Deposit Withdrawal At Custodian (“DWAC”) system provided the Buyer causes its bank or broker to initiate the DWAC transaction. For purposes hereof “Trading Day” shall mean any day on which the Nasdaq Market is open for customary trading.

b.

The Company hereby confirms to the Transfer Agent and the Buyer that certificates representing the Conversion Shares shall not bear any legend restricting transfer and should not be subject to any stop-transfer restrictions and shall otherwise be freely transferable on the books and records of the Company; provided that counsel to the Company delivers (i) the Notice of Effectiveness set forth in Exhibit II attached hereto and (ii) an opinion of counsel in the form set forth in Exhibit III attached hereto, and that if the Conversion Shares are not registered for sale under the Securities Act of 1933, as amended, then the certificates for the Conversion Shares shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.”

c.

In the event that counsel to the Company fails or refuses to render an opinion as required to issue the Conversion Shares in accordance with the preceding paragraph (either with or without restrictive legends, as applicable), then the Company irrevocably and expressly authorizes counsel to the Buyer to render such opinion. The Transfer Agent shall accept and be entitled to rely on such opinion for the purposes of issuing the Conversion Shares.

d.

Instructions Applicable to Escrow Agent. Upon the Escrow Agent’s receipt of a properly completed Conversion Notice from the Buyer, the Escrow Agent shall, within one (1) Trading Day thereafter, send to the Transfer Agent a Conversion Notice, which shall constitute an irrevocable instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms of these instructions.

e.

The Transfer Agent shall reserve for issuance to the Buyer at least 12,500,000 Conversion Shares. All such shares shall remain in reserve with the Transfer Agent until the Buyer provides the Transfer Agent instructions that the Conversion Shares or any part of them shall be taken out of reserve and shall no longer be subject to the terms of these instructions.

f.

The Transfer Agent shall rely exclusively on the Conversion Notice and shall have no liability for relying on such instructions. Any Conversion Notice delivered hereunder shall constitute an irrevocable instruction to the Transfer Agent to process such notice or notices in accordance with the terms thereof. Such notice or notices may be transmitted to the Transfer Agent by facsimile or any commercially reasonable method.

g.

The Company hereby confirms to the Transfer Agent and the Buyer that no instructions other than as contemplated herein will be given to Transfer Agent by the Company with respect to the matters referenced herein. The Company hereby authorizes the Transfer Agent, and the Transfer Agent shall be obligated, to disregard any contrary instructions received by or on behalf of the Company.

4.          Certain Notice Regarding the Escrow Agent. The Company and the Transfer Agent hereby acknowledge that the Escrow Agent is general counsel to the Buyer, a partner of the general partner of the Buyer and counsel to the Buyer in connection with the transactions contemplated and referred herein. The Company and the Transfer Agent agree that in the event of any dispute arising in connection with this Agreement or otherwise in connection with any transaction or agreement contemplated and referred herein, the Escrow Agent shall be permitted to continue to represent the Buyer and neither the Company nor the Transfer Agent will seek to disqualify such counsel.

The Company hereby agrees that it shall not replace the Transfer Agent as the Company’s transfer agent without the prior written consent of the Buyer.

If the Transfer Agent resigns as the transfer agent of the Company during the term of this agreement, the Company shall provide notice of such resignation to the Buyer thirty (30) business days prior to the effective date of such resignation and the Company shall within five (5) days of such notice to the Buyer obtain a suitable replacement transfer agent that will agree to be bound by the terms and conditions of these Transfer Agent Instructions.

The Company and the Transfer Agent hereby acknowledge and confirm that complying with the terms of this Agreement does not and shall not prohibit the Transfer Agent from satisfying any and all fiduciary responsibilities and duties it may owe to the Company.

The Company and the Transfer Agent acknowledge that the Buyer is relying on the representations and covenants made by the Company and the Transfer Agent hereunder and are a material inducement to the Buyer purchasing the Series C Preferred Shares. The Company and the Transfer Agent further acknowledge that without such representations and covenants of the

Company and the Transfer Agent made hereunder, the Buyer would not purchase the Series C Preferred Shares.

Each party hereto specifically acknowledges and agrees that in the event of a breach or threatened breach by a party hereto of any provision hereof, the Buyer may be irreparably damaged and that damages at law may be an inadequate remedy if these Irrevocable Transfer Agent Instructions were not specifically enforced. Therefore, in the event of a breach or threatened breach by a party hereto, including, without limitation, the attempted termination of the agency relationship created by this instrument, the Buyer shall be entitled to pursue, in addition to all other rights or remedies, to an injunction restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for specific performance of the provisions of these Irrevocable Transfer Agent Instructions.

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IN WITNESS WHEREOF, the parties have caused this letter agreement regarding Irrevocable Transfer Agent Instructions to be duly executed and delivered as of the date first written above.

COMPANY:

TORRENT ENERGY CORP.

By:/s/ Mark Gustafson
Name: Mark Gustafson
Title: President and CEO

ESCROW AGENT:

/s/ David Gonzalez
David Gonzalez, Esq.

CORNELL CAPITAL PARTNERS, LP

By: Yorkville Advisors, LLC
Its: General Partner

By: /s/ Matt Beckman
Name: Matt Beckman
Its: Member

COMPUTER SHARE TRUST COMPANY

By:	/s/ Kellie Gwinn
Name:	Kelly Gwinn
Title:	Vice President

By:	/s/ John M. Wahl
Name:	John M. Wahl
Title:	Corporate Trust Officer

EXHIBIT I

TO IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

FORM OF CONVERSION NOTICE

Reference is made to the Investment Agreement (the “Investment Agreement”) between Torrent Energy Corp., (the “Company”), and Cornell Capital Partners, LP (the “Buyer”) dated July ____ 2005. In accordance with and pursuant to the Investment Agreement, the undersigned hereby elects to convert Series C Preferred Shares into shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company for the amount indicated below as of the date specified below.

Conversion Date:

Amount to be converted:	$

Conversion Price:	$

Shares of Common Stock Issuable:

Amount of Series C Preferred Stock unconverted:	$

Please issue the shares of Common Stock in the following name and to the following address:

Issue to:

Authorized Signature:

Name:

Title:

Phone #:

Broker DTC Participant Code:

Account Number*:

* Note that receiving broker must initiate transaction on DWAC System.

EXHIBIT II

TO IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

FORM OF NOTICE OF EFFECTIVENESS

OF REGISTRATION STATEMENT

_________, 2005

________

Attention:

RE:	TORRENT ENERGY CORP.

Ladies and Gentlemen:

We are counsel to Torrent Energy Corp., (the “Company”), and have represented the Company in connection with that certain Investment Agreement, dated as of July __, 2005 (the “Investment Agreement”), entered into by and among the Company and Cornell Capital Partners, LP (the “Buyer”) pursuant to which the Company has agreed to sell to the Buyer Twelve Million Five Hundred Thousand Dollars ($12,500,000) of Series C Preferred Shares, which shall be convertible into shares (the “Conversion Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in accordance with the terms of the Investment Agreement. Pursuant to the Investment Agreement, the Company also has entered into an Investor Registration Rights Agreement, dated as of July ___, 2005, with the Buyer (the “Investor Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the Conversion Shares under the Securities Act of 1933, as amended (the “1933 Act”). In connection with the Company’s obligations under the Investment Agreement and the Investor Registration Rights Agreement, on _______, 2005, the Company filed a Registration Statement (File No. ___-_________) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the sale of the Conversion Shares.

In connection with the foregoing, we advise the Transfer Agent that a member of the SEC’s staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at ____ P.M. on __________, 2005 and we have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Conversion Shares are available for sale under the 1933 Act pursuant to the Registration Statement.

The Buyer has confirmed that they shall comply with all securities laws and regulations applicable to it including applicable prospectus delivery requirements upon sale of the Conversion Shares.

Very truly yours,

By:

EXHIBIT III

TO IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

FORM OF OPINION

________________ 2005

VIA FACSIMILE AND REGULAR MAIL

________

Attention:

RE:	TORRENT ENERGY CORP.

Ladies and Gentlemen:

We have acted as special counsel to Torrent Energy Corp. (the “Company”), in connection with the registration of ___________ shares (the “Shares”) of its common stock with the Securities and Exchange Commission (the “SEC”). We have not acted as your counsel. This opinion is given at the request and with the consent of the Company.

In rendering this opinion we have relied on the accuracy of the Company’s Registration Statement on Form SB-2, as amended (the “Registration Statement”), filed by the Company with the SEC on _________ ___, 2005. The Company filed the Registration Statement on behalf of certain selling stockholders (the “Selling Stockholders”). This opinion relates solely to the Selling Shareholders listed on Exhibit “A” hereto and number of Shares set forth opposite such Selling Stockholders’ names. The SEC declared the Registration Statement effective on __________ ___, 2005.

We understand that the Selling Stockholders acquired the Shares in a private offering exempt from registration under the Securities Act of 1933, as amended. Information regarding the Shares to be sold by the Selling Shareholders is contained under the heading “Selling Stockholders” in the Registration Statement, which information is incorporated herein by reference. This opinion does not relate to the issuance of the Shares to the Selling Stockholders. The opinions set forth herein relate solely to the sale or transfer by the Selling Stockholders pursuant to the Registration Statement under the Federal laws of the United States of America. We do not express any opinion concerning any law of any state or other jurisdiction.

In rendering this opinion we have relied upon the accuracy of the foregoing statements.

Based on the foregoing, it is our opinion that the Shares have been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and that ________ may remove the restrictive legends contained on the Shares. This opinion relates solely to the number of Shares set forth opposite the Selling Stockholders listed on Exhibit “A” hereto.

This opinion is furnished to Transfer Agent specifically in connection with the issuance of the Shares, and solely for your information and benefit. This letter may not be relied upon by Transfer Agent in any other connection, and it may not be relied upon by any other person or entity for any purpose without our prior written consent. This opinion may not be assigned, quoted or used without our prior written consent. The opinions set forth herein are rendered as of the date hereof and we will not supplement this opinion with respect to changes in the law or factual matters subsequent to the date hereof.

Very truly yours,

EXHIBIT “A”

(LIST OF SELLING STOCKHOLDERS)

Name:	No. of Shares: